Execution Copy

HELIX ENERGY SOLUTIONS GROUP, INC.

3.25% Convertible Senior Notes Due 2032

INDENTURE

Dated as of March 12, 2012

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

TRUSTEE

Cross-Reference Table*

Trust Indenture Act Section		Indenture Section
310	(a)(1)	7.10
	(a)(2)	7.10
	(a)(3)	N.A.
	(a)(4)	N.A.
	(a)(5)	N.A.
	(b)	7.08, 7.10
	(c)	N.A.
311	(a)	7.11
	(b)	7.11
	(c)	N.A.
312	(a)	2.05
	(b)	12.03
	(c)	12.03
313	(a)	7.06
	(b)(1)	7.06
	(b)(2)	7.06
	(c)	12.02
	(d)	7.06
314	(a)	4.02
	(b)	N.A.
	(c)(1)	12.04
	(c)(2)	12.04
	(c)(3)	N.A.
	(d)	N.A.
	(e)	12.05
	(f)	4.04
315	(a)	7.01(a)
	(b)	7.05
	(c)	7.01
	(d)	7.01(c)
	(e)	6.11
316	(a)(1)(A)	6.05
	(a)(1)(B)	6.04
	(a)(2)	N.A.
	(b)	6.07
	(c)	1.05(e)
317	(a)(1)	6.08
	(a)(2)	6.09
	(b)	2.04
318	(a)	12.01
	N.A. means not applicable. *	This Cross-Reference Table is not part of the Indenture.

TABLE OF CONTENTS
ARTICLE 1 Definitions and Incorporation by Reference

Section 1.01.	Definitions	1
Section 1.02.	Other Definitions	7
Section 1.03.	Incorporation by Reference of Trust Indenture Act	8
Section 1.04.	Rules of Construction	9
Section 1.05.	Acts of Holders	9

ARTICLE 2 The Securities

Section 2.01.	Form and Dating	10
Section 2.02.	Execution and Authentication	11
Section 2.03.	Registrar, Paying Agent and Conversion Agent	12
Section 2.04.	Paying Agent to Hold Money and Securities in Trust	12
Section 2.05.	Securityholder Lists	12
Section 2.06.	Transfer and Exchange	12
Section 2.07.	Replacement Securities	13
Section 2.08.	Outstanding Securities; Determinations of Holders’ Action	14
Section 2.09.	Temporary Securities	14
Section 2.10.	Cancellation	15
Section 2.11.	Persons Deemed Owners	15
Section 2.12.	Global Securities	15
Section 2.13.	CUSIP Numbers	18
Section 2.14.	Contingent Debt Tax Treatment	18
Section 2.15.	Calculation of Tax Original Issue Discount	19

ARTICLE 3 Redemption and Repurchases

Section 3.01.	Company’s Right to Redeem; Notices to Trustee	19
Section 3.02.	Selection of Securities to Be Redeemed	20
Section 3.03.	Notice of Redemption	20
Section 3.04.	Effect of Notice of Redemption	21
Section 3.05.	Deposit of Redemption Price	21
Section 3.06.	Securities Redeemed in Part	21
Section 3.07.	Repurchase of Securities by the Company at Option of the Holder	21
Section 3.08.	Repurchase of Securities at Option of the Holder Upon a Fundamental Change.	23
Section 3.09.	Effect of Repurchase Notice or Fundamental Change Repurchase Notice.	27
Section 3.10.	Deposit of Repurchase Price or Fundamental Change Repurchase Price	28
Section 3.11.	Securities Purchased in Part	28
Section 3.12.	Covenant to Comply with Securities Laws upon Purchase of Securities	28
Section 3.13.	Repayment to the Company	28

ARTICLE 4 Covenants

Section 4.01.	Payment of Securities	29
Section 4.02.	SEC and Other Reports	29
Section 4.03.	Compliance Certificate	29
Section 4.04.	Further Instruments and Acts	29
Section 4.05.	Maintenance of Office or Agency	29

ARTICLE 5 Successor Person
Section 5.01.	When Company May Merge or Transfer Assets	30

ARTICLE 6 Defaults and Remedies

Section 6.01.	Events of Default	31
Section 6.02.	Acceleration	32
Section 6.03.	Other Remedies	33
Section 6.04.	Waiver of Past Defaults	33
Section 6.05.	Control by Majority	33
Section 6.06.	Limitation on Suits	33
Section 6.07.	Rights of Holders to Receive Payment	34
Section 6.08.	Collection Suit by Trustee	34
Section 6.09.	Trustee May File Proofs of Claim	34
Section 6.10.	Priorities	35
Section 6.11.	Undertaking for Costs	35
Section 6.12.	Waiver of Stay, Extension or Usury Laws	35

ARTICLE 7 Trustee
Section 7.01.	Duties of Trustee.	35
Section 7.02.	Rights of Trustee	36
Section 7.03.	Individual Rights of Trustee	38
Section 7.04.	Trustee’s Disclaimer	38
Section 7.05.	Notice of Defaults	38
Section 7.06.	Reports by Trustee to Holders	38
Section 7.07.	Compensation and Indemnity	38
Section 7.08.	Replacement of Trustee	39
Section 7.09.	Successor Trustee by Merger	40
Section 7.10.	Eligibility; Disqualification	40
Section 7.11.	Preferential Collection of Claims Against Company	40

ARTICLE 8 Discharge of Indenture
Section 8.01.	Discharge of Liability on Securities	41
Section 8.02.	Repayment to the Company	41
Section 8.03.	Application of Trust Money	41

ARTICLE 9 Amendments

Section 9.01.	Without Consent of Holders	41
Section 9.02.	With Consent of Holders	42
Section 9.03.	Compliance With Trust Indenture Act	43
Section 9.04.	Revocation and Effect of Consents, Waivers and Actions	43
Section 9.05.	Notice of Amendments, Notation on or Exchange of Securities	43
Section 9.06.	Trustee to Sign Supplemental Indentures	44
Section 9.07.	Effect of Supplemental Indentures	44

ARTICLE 10 Conversions

Section 10.01.	Conversion Privilege.	44
Section 10.02.	Conversion Procedure and Payment Upon Conversion.	43
Section 10.03.	Cash in lieu of Fractional Shares.	47
Section 10.04.	Taxes on Conversion.	47
Section 10.05.	Company to Provide Common Stock.	47
Section 10.06.	Adjustment of Conversion Rate.	48
Section 10.07.	No Adjustment.	55
Section 10.08.	Other Adjustments.	55
Section 10.09.	Adjustments For Tax Purposes.	56
Section 10.10.	Notice of Adjustment.	56
Section 10.11.	Notice of Certain Transactions	56
Section 10.12.	Effect of Reclassifications, Consolidations, Mergers, Binding Share Exchanges or Sales on Conversion Privilege.	56
Section 10.13.	Trustee’s Disclaimer.	58
Section 10.14.	Rights Distributions Pursuant to Shareholders’ Rights Plans.	58
Section 10.15.	Increased Conversion Rate Applicable to Certain Securities Surrendered in Connection with Make-Whole Fundamental Changes.	58

ARTICLE 11 Contingent Interest
Section 11.01.	Contingent Interest	63
Section 11.02.	Payment of Contingent Interest	64
Section 11.03.	Contingent Interest Notification	64

ARTICLE 12 Miscellaneous

Section 12.01.	Trust Indenture Act Controls	64
Section 12.02.	Notices	64
Section 12.03.	Communication by Holders with Other Holders	65
Section 12.04.	Certificate and Opinion as to Conditions Precedent	65
Section 12.05.	Statements Required in Certificate or Opinion	66
Section 12.06.	Separability Clause	66
Section 12.07.	Rules by Trustee, Paying Agent, Conversion Agent and Registrar	66
Section 12.08.	Legal Holidays	66
Section 12.09.	Governing Law	66
Section 12.10.	No Recourse Against Others	67
Section 12.11.	Successors	67
Section 12.12.	Multiple Originals	67

Exhibits:
Exhibit A – Form of Global Security
Exhibit B - Form of Certificated Security
Exhibit C – Form of Notice of Redemption
Exhibit D – Form of Notice of Repurchase
Exhibit E – Notice of Occurrence of Fundamental Change
Exhibit F– Form of Conversion Notice

    INDENTURE dated as of March 12, 2012 between HELIX ENERGY SOLUTIONS GROUP, INC., a Minnesota corporation (“Company”), and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association (“Trustee”).

Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company’s 3.25% Convertible Senior Notes Due 2032:

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01. Definitions.

“Affiliate” of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, “control” when used with respect to any specified person means the power to direct or cause the direction of the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Applicable Procedures” means, with respect to any transfer or transaction involving a Global Security or beneficial interest therein, the rules and procedures of the Depositary for such Security, in each case to the extent applicable to such transaction and as in effect from time to time.

“Asset Sale Make-Whole Fundamental Change” means a sale, transfer, lease, conveyance or other disposition of all or substantially all of the consolidated property or assets of the Company to any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act.

“Bid Solicitation Agent” means the agent of the Company appointed to obtain quotations for the Securities as set forth under the definition of Trading Price, which such agent shall be appointed no later than the first Contingent Interest Period and shall at no time be an Affiliate of the Company. The Company may, from time to time, change the Bid Solicitation Agent.

“Board of Directors” means either the board of directors of the Company or any duly authorized committee of such board.

“Board Resolution” means a resolution of the Board of Directors.

“Business Day” means, with respect to any Security, any day, other than a Saturday or Sunday, that is neither a Legal Holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York.

“Cash Settlement Period” shall mean, (i) with respect to any Conversion Date occurring on or after the twenty-second (22nd) Business Day immediately preceding the Maturity Date, the twenty (20) consecutive Trading Day period beginning on, and including, the twenty-second (22nd) Business Day immediately preceding the Maturity Date; or (ii) in all other cases, the twenty (20) consecutive Trading Day period beginning on, and including, the third (3rd) Business Day immediately following the relevant Conversion Date.

“Capital Stock” for any corporation means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that corporation.

“Certificated Securities” means Securities that are in the form of the Securities attached hereto as Exhibit B.

“Change of Control” shall be deemed to have occurred at such time as:

(1) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as such term is used in Rule 13d-3 under the Exchange Act), directly or indirectly, of fifty percent (50%) or more of the Company’s Voting Stock; or

(2) there occurs a sale, transfer, lease, conveyance or other disposition of all or substantially all of the consolidated property or assets of the Company to any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act; or

(3) the Company consolidates with, or merges with or into, another Person or any Person consolidates with, or merges with or into, the Company, unless either:

(a) the Persons that “beneficially owned” (as such term is used in Rule 13d-3 under the Exchange Act), directly or indirectly, the shares of the Company’s Voting Stock immediately prior to such consolidation or merger, “beneficially own,” directly or indirectly, immediately after such consolidation or merger, shares of the surviving or continuing corporation’s Voting Stock representing at least a majority of the total outstanding voting power of all outstanding classes of the Voting Stock of the surviving or continuing corporation in substantially the same proportion as such ownership immediately prior to such consolidation or merger; or

(b) at least ninety percent (90%) of the consideration (other than cash payments for fractional shares or pursuant to statutory appraisal rights) in such consolidation or merger consists of common stock and any associated rights listed and traded on The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors) (or which will be so listed and traded when issued or exchanged in connection with such consolidation or merger), and, as a result of such consolidation or merger, the Securities become convertible solely into such consideration, subject to the Company’s right to deliver cash in respect of all or a portion of its conversion obligation as described in Section 10.02(a) (such a consolidation or merger that satisfies the conditions set forth in this clause (a)(b), a “Listed Stock Business Combination”); or

(4) the following Persons cease for any reason to constitute a majority of the Board of Directors:

(a) individuals who on the Issue Date constituted the Board of Directors; and

(b) any new directors whose election to the Board of Directors or whose nomination for election by the Company’s shareholders was approved by at least a majority of the directors of the Company then still in office, or by a nominating committee thereof consisting of directors, either who were directors of the Company on the Issue Date or whose election or nomination for election was previously so approved; or

(c) the Company is liquidated or dissolved or the holders of the Company’s Capital Stock approve any plan or proposal for the liquidation or dissolution of the Company.

Solely for purposes of clause (4) above, the phrase “or any committee thereof authorized to act for it hereunder” in the definition of “Board of Directors” shall be disregarded.

“Close of Business” means 5:00 p.m. (New York City time).

“Closing Sale Price” on any date means the per share price of the Common Stock on such date, determined (i) on the basis of the closing per share sale price (or if no closing per share sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such date on the principal U.S. national or regional securities exchange on which the Common Stock is listed; or (ii) if the Common Stock is not listed on a U.S. national or regional securities exchange, as reported by Pink OTC Markets Inc. or a similar organization; provided, however, that in the absence of any such report or quotation, the closing sale price shall be the price determined by a nationally recognized independent investment banking firm retained by us for such purpose as most accurately reflecting the per share price that a fully informed buyer, acting on his own accord, would pay to a fully informed seller, acting on his own accord in an arms-length transaction, for a share of our common stock.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Common Stock” means the common stock, no par value, of the Company existing on the date of this Indenture or any other shares of Capital Stock of the Company into which such Common Stock shall be reclassified or changed, including, subject to Section 10.12 below, in the event of a merger, consolidation or other similar transaction involving the Company that is otherwise permitted hereunder in which the Company is not the surviving Person, the common stock of such surviving corporation.

“Common Stock Change Make-Whole Fundamental Change” means any transaction or series of related transactions (other than a Listed Stock Business Combination), in connection with which (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization, asset sale, lease of assets or otherwise) all of the Common Stock is exchanged for, converted into, acquired for or constitutes solely the right to receive other securities, other property, assets or cash.

“Company” means the party named as the “Company” in the preamble of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor. The foregoing sentence shall likewise apply to any subsequent such successor or successors.

“Company Notice” means a notice to Holders delivered pursuant to Section 3.07 or Section 3.08.

“Company Request” or “Company Order” means a written request or order signed in the name of the Company by any Officer.

“Contingent Interest” means such interest payable as described in Article 11.

“Contingent Interest Period” means (i) the period commencing on, and including, March 20, 2018 and ending on, and including, September 14, 2018, and (ii) each six-month period from September 15 to March 14 or from March 15 to September 14 thereafter.

“Conversion Date” with respect to a Security means the date on which a Holder satisfies all the requirements for such conversion specified in Section 10.02(a).

“Conversion Notice” means the “Conversion Notice” attached to the Form of Security attached hereto as Exhibit F

“Conversion Price” as of any date means $1,000 divided by the Conversion Rate as of such date.

“Conversion Rate” shall initially be 39.9752 shares of Common Stock per $1,000 principal amount of Securities, subject to adjustment as provided in Article 10.

“Conversion Value” means, as of any Trading Day in the Security Measurement Period, the product of the Closing Sale Price of the Common Stock and the Conversion Rate per $1,000 principal amount of Securities in effect on such Trading Day.

“Conversion Trigger Price” means, as of any date of determination, the dollar amount derived by multiplying the Conversion Price in effect on such date by 130%.

“Corporate Trust Office” means the office of the Trustee at which at any particular time its corporate trust business in Chicago, Illinois shall be principally administered, which office as of the date of this instrument is located at 2 North LaSalle Street, Suite 1020, Chicago, Illinois 60602, except that with respect to presentation of Securities for payment or for registration of transfer, conversion or exchange, such term shall mean the office or agency of the Trustee at which at any particular time its corporate agency business shall be conducted, which office at the date of this instrument is located at 101 Barclay Street, New York City, New York 10286; Attention: Corporate Trust Division - Corporate Finance Unit, or, in the case of any of such offices or agency, such other address as the Trustee may designate from time to time by notice to the Holders and the Company.

“Daily Conversion Value” shall mean, for each of the twenty (20) consecutive Trading Days in the Cash Settlement Period, one twentieth (1/20th) of the product of (i) the Conversion Rate in effect on such Trading Day and (ii) the Volume-Weighted Average Price per share of Common Stock on such Trading Day.

“Daily Settlement Amount” for each of the twenty (20) consecutive Trading Days in the Cash Settlement Period, shall consist of (x) cash equal to the lesser of (i) the Specified Cash Amount, divided by twenty (20) (such quotient being referred to as the “Daily Measurement Value”) and (ii) the Daily Conversion Value for such Trading Day; and (y) to the extent the Daily Conversion Value for such Trading Day exceeds the Daily Measurement Value, a number of shares of Common Stock equal to (i) the difference between the Daily Conversion Value and the Daily Measurement Value, divided by (ii) the Volume-Weighted Average Price of the Common Stock on such Trading Day.

“Default” means any event that is, or after notice or passage of time, would be, an Event of Default.

“Ex-Dividend Date” means (i) when used with respect to any issuance or distribution, means the first date on which the shares of Common Stock trade the regular way on the relevant exchange or in the relevant market from which the Closing Sale Price was obtained without the right to receive such issuance or distribution from the Company or, if applicable, from the seller of Common Stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market, (ii) when used with respect to any subdivision or combination of Common Stock, means the first date on which the shares of Common Stock trade the regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective and (iii) when used with respect to any tender offer or exchange offer means the first date on which the shares of Common Stock trade the regular way on such exchange or in such market after the expiration time of such tender offer or exchange offer (as it may be amended or extended).  For purposes of determining the Ex-Dividend Date with respect to an issuance or distribution under this Indenture, unless it has knowledge to the contrary, the Company may conclusively assume (and such assumption shall be binding upon the Holders) that purchases and sales of the relevant security with respect to which such issuance or distribution is being made will settle based on the customary settlement cycle for purchases or sales of such security.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Fair Market Value”, or “fair market value” means the amount which a willing buyer would pay a willing seller in an arm’s-length transaction.

“Fundamental Change” means either a Change of Control or a Termination of Trading.

“Global Security” means a permanent Global Security in the form of the Security attached hereto as Exhibit A, and that is deposited with and registered in the name of the Depositary.

“Holder” or “Securityholder” means a person in whose name a Security is registered on the Registrar’s books.

“Indenture” means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof, including the provisions of the TIA that are deemed to be a part hereof.

“Interest” means interest payable on each Security pursuant to Section 1 of the Securities.

“Interest Payment Date” means March 15 and September 15 of each year, commencing September 15, 2012

“Interest Record Date” means March 1 and September 1 of each year.

“Issue Date” of any Security means the date on which the Security was originally issued or deemed issued as set forth on the face of the Security.

“Make-Whole Fundamental Change” means an Asset Sale Make-Whole Fundamental Change or a Common Stock Change Make-Whole Fundamental Change.

“Market Disruption Event” means (i) a failure by the primary United States national or regional securities exchange or market on which shares of Common Stock or the relevant securities are listed or admitted to trading to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for shares of Common Stock or the relevant securities for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in shares of Common Stock (or the relevant securities) or in any options, contracts or future contracts relating to shares of Common Stock (or the relevant securities).

“NYSE” means The New York Stock Exchange, Inc.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, any Executive Vice President or Senior Vice President, the Treasurer, the Controller, the Chief Accounting Officer, the Secretary or any Assistant Secretary of the Company.

“Officer’s Certificate” means a written certificate containing the information specified in Sections 12.04 and 12.05, signed by any Officer of the Company, and delivered to the Trustee. An Officer’s Certificate given pursuant to Section 4.03 shall be signed by the principal executive officer, principal financial officer or principal accounting officer of the Company but need not contain the information specified in Sections 12.04 and 12.05.

“Opinion of Counsel” means a written opinion containing the information specified in Sections 12.04 and 12.05, from legal counsel. The counsel may be an employee of, or counsel to, the Company who is reasonably acceptable to the Trustee.

 “Record Date” shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

“Redemption Date” means the date specified in a notice of redemption on which the Securities may be redeemed in accordance with the terms of the Securities and this Indenture.

“Responsible Officer” means, when used with respect to the Trustee, any officer of the Trustee within the Corporate Trust Division – Corporate Finance Unit (or any successor division or unit) of the Trustee located at the Corporate Trust Office of the Trustee who has direct responsibility for the administration of this Indenture and, for the purposes of Sections 7.01(c)(ii) and 7.05 shall also mean any other officer of the Trustee to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject matter.

“Scheduled Trading Day” means, with respect to shares of Common Stock or any other security, a day that is scheduled to be a Trading Day on the primary United States national securities exchange or market on which shares of Common Stock or the relevant securities are listed or admitted for trading. If shares of Common Stock or the relevant securities are not so listed or admitted for trading, “Scheduled Trading Day” shall mean any Business Day.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Security” means any of the Company’s 3.25% Convertible Senior Notes due 2032, as amended or supplemented from time to time, issued under this Indenture.

“Securityholder” or “Holder” means a person in whose name a Security is registered on the Registrar’s books.

“Stated Maturity”, when used with respect to any Security, means March 15, 2032.

“Subsidiary” means any person of which at least a majority of the outstanding Voting Stock shall at the time directly or indirectly be owned or controlled by the Company or by one or more Subsidiaries or by the Company and one or more Subsidiaries.

“Tax Original Issue Discount” means the amount of ordinary interest income on a Security that must be accrued as original issue discount for U.S. federal income tax purposes pursuant to Treasury regulations section 1.1275-4.

“Termination of Trading” shall be deemed to occur if shares of Common Stock (or other common stock into which the Securities are then convertible (subject to the Company’s right to deliver cash in respect of all or a portion of its conversion obligation as described in Section 10.02(a))) are not listed for trading on the NYSE, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors).

“TIA” means the Trust Indenture Act of 1939 as in effect on the date of this Indenture, provided, however, that in the event the TIA is amended after such date, TIA means, to the extent required by any such amendment, the TIA as so amended.

“Trading Day” means, with respect to shares of Common Stock or any other security, a day during which (i) trading in shares of Common Stock or such other security generally occurs, and (ii) a Market Disruption Event has not occurred; provided that if shares of Common Stock or such other security is not listed for trading or quotation on or by any exchange, bureau or other organization, “Trading Day” shall mean any Business Day.

“Trading Price” means, as of any Trading Day, the average of the secondary market bid quotations obtained by the Bid Solicitation Agent for $5.0 million principal amount of Securities at approximately 3:30 p.m., New York City time, on such Trading Day from three independent nationally recognized securities dealers the Company selects; provided that if the Bid Solicitation Agent can reasonably obtain only two such bids, then the average of such two bids shall instead be used, and if the Bid Solicitation Agent can reasonably obtain only one such bid, then such single bid shall be used; and provided, further, that if, on any Trading Day, (i) the Bid Solicitation Agent cannot reasonably obtain at least one bid for $5.0 million principal amount of the Securities from an independent nationally recognized securities dealer or (ii) in the reasonable, good faith judgment of the Board of Directors, the bid quotation or quotations that the Bid Solicitation Agent has obtained are not indicative of the secondary market value of the Securities, then the Trading Price per $1,000 principal amount of the Securities shall be deemed to be equal: (1) the applicable Conversion Rate of the Securities as of the determination date multiplied by (2) the average Closing Sale Price of the Common Stock on the five Trading Days ending on the determination date.

“Treasury regulations” means the U.S. Treasury Department regulations, including temporary regulations, promulgated under the Code, as those regulations may be amended from time to time. Any reference herein to a specific section of the Treasury regulations shall include any corresponding provisions of succeeding, similar, substitute, proposed or final Treasury regulations.

“Trustee” means the party named as the “Trustee” in the preamble of this Indenture unless and until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor. The foregoing sentence shall likewise apply to any subsequent such successor or successors.

“Volume-Weighted Average Price” per share of Common Stock on any Trading Day means such price as displayed on Bloomberg (or any successor service) page HLX.UQ <equity> AQR in respect of the period from 9:30 a.m. to 4:00 p.m., New York City time, on such Trading Day, or, if such price is not available, the market value per share of Common Stock on such Trading Day as determined by a nationally recognized investment banking firm retained for this purpose by the Company.

“Voting Stock” of a Person means Capital Stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time Capital Stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

Section 1.02.   Other Definitions.

Term:	Defined in Section:
“Act”	1.05
“Agent Members”	2.12(b)(v)
“Applicable Price”	10.15(d)
“Bankruptcy Law”	6.01(h)
“cash”	3.01
“Clause A Distribution”	10.06(c)
“Clause B Distribution”	10.06(c)
“Clause C Distribution”	10.06(c)
“contingent debt regulations”	2.14(a)
“Conversion Agent”	2.03
“Depositary”	2.01(b)
“Distributed Assets”	10.06(c)
“DTC”	2.01(b)
“Effective Date”	10.15(a)
“Event of Default”	6.01
“Full Physical Settlement”	10.02(c)
“Full Physical Settlement Election”	10.02(c)
“Fundamental Change Repurchase Date”	3.08(a)
“Fundamental Change Repurchase Notice”	3.08(c)
“Fundamental Change Repurchase Price”	3.08(a)
“Fundamental Change Repurchase Right”	3.08(a)
“Legal Holiday”	12.08
“Make-Whole Applicable Increase”	10.15(b)
“Make-Whole Conversion Period”	10.15(a)
“Maximum Conversion Rate”	10.15(b)(v)
“Merger Event”	10.12
“Net Share Settlement”	10.02(b)
“Net Share Settlement Election”	10.02(b)
“Notice of Default”	6.01(i)
“Paying Agent”	2.03
“Redemption Price”	3.01
“Reference Property”	10.12
“Registrar”	2.03
“Repurchase Date”	3.07(a)
“Repurchase Notice”	3.07(b)
“Repurchase Upon Fundamental Change”	3.08(a)
“Repurchase Price”	3.07(a)
“Security Measurement Period”	10.01(b)(ii)
“Specified Cash Amount”	10.02(a)
“Spin-Off”	10.06(c)
“Successor Person”	5.01(a)
“Trading Price Condition”	10.01(b)(ii)
“Trigger Event”	10.06(c)

Section 1.03. Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

“Commission” means the SEC.

“indenture securities” means the Securities.

“indenture security holder” means a Securityholder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” on the indenture securities means the Company.

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rules have the meanings assigned to them by such definitions.

Section 1.04. Rules of Construction.  Unless the context otherwise requires:

(1)	a term has the meaning assigned to it;

(2)	an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles as in effect from time to time;

(3)	“or” is not exclusive;

(4)	“including” means including, without limitation;

(5)	the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(6)	words in the singular include the plural, and words in the plural include the singular; and

(7)	references to Sections, Articles and Exhibits are to references to Sections, Articles and Exhibits of this Indenture.

Section 1.05. Acts of Holders.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company, as described in Section 12.02. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

(b) The fact and date of the execution by any person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such officer the execution thereof. Where such execution is by a signer acting in a capacity other than such signer’s individual capacity, such certificate or affidavit shall also constitute sufficient proof of such signer’s authority. The fact and date of the execution of any such instrument or writing, or the authority of the person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

(c) The principal amount and serial number of any Security and the ownership of Securities shall be proved by the register for the Securities.

(d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

(e) If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the outstanding Securities shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

ARTICLE 2

THE SECURITIES

Section 2.01.  Form and Dating.

(a) Certificate of Authentication.  The Securities and the Trustee’s certificate of authentication shall be substantially in the form of Exhibits A and B, which are a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage (provided that any such notation, legend or endorsement required by usage is in a form acceptable to the Company). The Company shall provide any such notations, legends or endorsements to the Trustee in writing. Each Security shall be dated the date of its authentication. The Securities may, but need not, have the corporate seal of the Company or a facsimile thereof affixed thereto or imprinted thereon.

(b) Global Securities in General.  All of the Securities shall be issued initially in the form of one or more Global Securities, which shall be deposited on behalf of the purchasers of the Securities represented thereby with the Trustee, at its Corporate Trust Office, as custodian for the depositary, The Depository Trust Company (“DTC”) (such depositary, or any successor thereto, being hereinafter referred to as the “Depositary”), and registered in the name of its nominee, Cede & Co., duly executed by the Company and authenticated by the Trustee as hereinafter provided.

Each Global Security shall represent such of the outstanding Securities as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Securities from time to time endorsed thereon and that the aggregate amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions, repurchases and conversions.

Any adjustment of the aggregate principal amount of a Global Security to reflect the amount of any increase or decrease in the amount of outstanding Securities represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section 2.12 hereof, and shall be made on the records of the Trustee and the Depositary.

(c) Book-Entry Provisions.  This Section 2.01(c) shall apply only to Global Securities deposited with or on behalf of the Depositary.

The Company shall execute and the Trustee shall, in accordance with this Section 2.01(c), authenticate and deliver initially one or more Global Securities that (a) shall be registered in the name of the Depositary or a nominee thereof, (b) shall be delivered by the Trustee to the Depositary or held by the Trustee pursuant to the Depositary’s instructions and (c) shall be substantially in the form of Exhibit A attached hereto.

(d) Certificated Securities.  Securities not issued as interests in the Global Securities shall be issued in certificated form substantially in the form of Exhibit B attached hereto.

Section 2.02. Execution and Authentication.  The Securities shall be executed on behalf of the Company by two Officers. The signature of two Officers on the Securities may be manual or facsimile.

Securities bearing the manual or facsimile signatures of individuals who were, at the time of the execution of the Securities, Officers shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of authentication of such Securities.

No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized signatory, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

The Trustee shall authenticate and deliver the Securities for original issue in an aggregate principal amount of up to $200,000,000 upon one or more Company Orders without any further action by the Company (other than as contemplated in Section 12.04 and Section 12.05 hereof). The aggregate principal amount of the Securities due at the Stated Maturity thereof outstanding at any time may not exceed the amount set forth in the foregoing sentence.

The Securities shall be issued only in registered form without coupons and only in denominations of $1,000 of principal amount and any integral multiple of $1,000.

The Company may, without the consent of the Holders, reopen this Indenture and issue additional Securities with the same terms and with the same CUSIP number as the Securities in an unlimited aggregate principal amount, provided that no such additional Securities may be issued unless they are fungible for United States Federal income tax purposes and the additional Securities are issued within 13 days of the first issuance of Securities hereunder. The Securities and any such additional Securities would be treated as a single class for all purposes under this Indenture and would vote together as one class on all matters with respect to the Securities.

Section 2.03. Registrar, Paying Agent and Conversion Agent. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (“Registrar”), an office or agency where Securities may be presented for purchase or payment (“Paying Agent”) and an office or agency where Securities may be presented for conversion (“Conversion Agent”). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars, one or more additional paying agents and one or more additional Conversion Agents. The term Paying Agent includes any additional paying agent, including any named pursuant to Section 4.05. The term Conversion Agent includes any additional Conversion Agent, including any named pursuant to Section 4.05.

The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent, Conversion Agent, or co-registrar (in each case, if such Registrar, agent or co-registrar is a Person other than the Trustee). The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall promptly notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar, Paying Agent or Conversion Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Company or any Subsidiary or an Affiliate of either of them may act as Paying Agent, Registrar, Conversion Agent or co-registrar.

The Company initially appoints the Trustee as Registrar, Conversion Agent and Paying Agent in connection with the Securities.

Section 2.04. Paying Agent to Hold Money and Securities in Trust. Except as otherwise provided herein, on or prior to each due date of payments in respect of any Security, the Company shall deposit with the Paying Agent a sum of money (in immediately available funds if deposited on the due date) or shares of Common Stock sufficient to make such payments when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money and shares of Common Stock held by the Paying Agent for the making of payments in respect of the Securities and shall promptly notify the Trustee of any Default by the Company in making any such payment. At any time during the continuance of any such Default, the Paying Agent shall, upon the written request of the Trustee, forthwith pay to the Trustee all money and shares of Common Stock so held in trust. If the Company, a Subsidiary or an Affiliate of either of them acts as Paying Agent, it shall segregate the money and shares of Common Stock held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money and shares of Common Stock held by it to the Trustee and to account for any funds and Common Stock disbursed by it. Upon doing so, the Paying Agent shall have no further liability for the money or shares of Common Stock.

Section 2.05. Securityholder Lists.  The Trustee shall preserve the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall cause to be furnished to the Trustee at least semiannually on March 1 and September 1 a listing of Securityholders dated within 15 days of the date on which the list is furnished and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

Section 2.06. Transfer and Exchange.

(a) Subject to Section 2.12 hereof, upon surrender for registration of transfer of any Security, together with a written instrument of transfer satisfactory to the Registrar duly executed by the Securityholder or such Securityholder’s attorney duly authorized in writing, at the office or agency of the Company designated as Registrar or co-registrar pursuant to Section 2.03, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denomination or denominations, of a like aggregate principal amount. The Company shall not charge a service charge for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges that may be imposed in connection with the transfer or exchange of the Securities from the Securityholder requesting such transfer or exchange.

At the option of the Holder, Securities may be exchanged for other Securities of any authorized denomination or denominations, of a like aggregate principal amount upon surrender of the Securities to be exchanged, together with a written instrument of transfer satisfactory to the Registrar duly executed by the Securityholder or such Securityholder’s attorney duly authorized in writing, at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

The Company shall not be required to make, and the Registrar need not register, transfers or exchanges of Securities selected for redemption (except, in the case of Securities to be redeemed in part, the portion thereof not to be redeemed) or any Securities in respect of which a Repurchase Notice or Fundamental Change Repurchase Notice has been given and not withdrawn by the Holder thereof in accordance with the terms of this Indenture (except, in the case of Securities to be purchased in part, the portion thereof not to be purchased) or any Securities for a period of 15 days before the mailing of a notice of redemption of Securities to be redeemed.

(b) Notwithstanding any provision to the contrary herein, so long as a Global Security remains outstanding and is held by or on behalf of the Depositary, transfers of a Global Security, in whole or in part, shall be made only in accordance with Section 2.12 and this Section 2.06(b). Transfers of a Global Security shall be limited to transfers of such Global Security in whole or in part, to the Depositary, to nominees of the Depositary or to a successor of the Depositary or such successor’s nominee.

(c) Successive registrations and registrations of transfers and exchanges as aforesaid may be made from time to time as desired, and each such registration shall be noted on the register for the Securities.

(d) Except as otherwise set forth in this Indenture, any such action taken by a Holder shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Security and of any Securities issued in exchange or substitution therefor, irrespective of whether any notation in regard thereto is made upon such Security or any Security issued in exchange or substitution therefor.

(e) Any Registrar appointed pursuant to Section 2.03 hereof shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Registrar of Securities upon transfer or exchange of Securities.

(f) No Registrar shall be required to make registrations of transfer or exchange of Securities during any periods designated in the text of the Securities or in this Indenture as periods during which such registration of transfers and exchanges need not be made.

Section 2.07. Replacement Securities. If (a) any mutilated Security is surrendered to the Trustee, or (b) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and upon its written request the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount, bearing a certificate number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, or is about to be redeemed or purchased by the Company pursuant to Article 3 hereof, the Company in its discretion may, instead of issuing a new Security, pay or purchase such Security, as the case may be.

Upon the issuance of any new Securities under this Section 2.07, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Security issued pursuant to this Section 2.07 in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

The provisions of this Section 2.07 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

Section 2.08. Outstanding Securities; Determinations of Holders’ Action.  Securities outstanding at any time are all the Securities authenticated by the Trustee except for those cancelled by it, those redeemed or purchased pursuant to Section 2.07, those delivered to it for cancellation and those described in this Section 2.08 as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate thereof holds the Security; provided, however, that in determining whether the Holders of the requisite principal amount of Securities have given or concurred in any request, demand, authorization, direction, notice, consent, waiver, or other Act hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other act, only Securities which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Subject to the foregoing, only Securities outstanding at the time of such determination shall be considered in any such determination (including, without limitation, determinations pursuant to Article 6 and Article 9).

If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

If the Paying Agent holds, in accordance with this Indenture, on a Redemption Date, or on the Business Day immediately following a Repurchase Date or a Fundamental Change Repurchase Date, or on Stated Maturity, money or securities, if permitted hereunder, sufficient to pay Securities payable on that date, then from and after such Redemption Date, Repurchase Date, Fundamental Change Repurchase Date or Stated Maturity, as the case may be, such Securities shall cease to be outstanding and Interest and Contingent Interest, if any, on such Securities shall cease to accrue; provided, that if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made.

If a Security is converted in accordance with Article 10, then from and after the time of conversion on the date of conversion, such Security shall cease to be outstanding and Interest, Contingent Interest, if any, and the rights of the Holders therein shall terminate (other than the right to receive cash or shares of Common Stock, if any, required to be delivered, as further described in Section 10.02(a) below).

Section 2.09. Temporary Securities. Pending the preparation of Certificated Securities, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the Certificated Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the Officers executing such Securities may determine, as conclusively evidenced by their execution of such Securities.

If temporary Securities are issued, the Company shall cause Certificated Securities to be prepared without unreasonable delay. After the preparation of Certificated Securities, the temporary Securities shall be exchangeable for Certificated Securities upon surrender of the temporary Securities at the office or agency of the Company designated for such purpose pursuant to Section 2.03, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of Certificated Securities of authorized denominations. Until so exchanged the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as Certificated Securities.

Section 2.10. Cancellation. All Securities surrendered for payment, purchase by the Company pursuant to Article 3, conversion, redemption or registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Trustee. The Company may not issue new Securities to replace Securities it has paid or delivered to the Trustee for cancellation other than in connection with registrations of transfer or exchange or that any Holder has converted pursuant to Article 10. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be disposed of by the Trustee in accordance with the Trustee’s customary procedure.

Section 2.11. Persons Deemed Owners. Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of the principal amount of the Security or any portion thereof, or the payment of any Redemption Price, Repurchase Price or Fundamental Change Repurchase Price in respect thereof, and Interest or Contingent Interest thereon, for the purpose of conversion and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

Section 2.12. Global Securities.   (a) Notwithstanding any other provisions of this Indenture or the Securities, (A) transfers of a Global Security, in whole or in part, shall be made only in accordance with Section 2.06 and Section 2.12(a)(i) below, (B) transfers of a beneficial interest in a Global Security for a Certificated Security shall comply with Section 2.06 and Section 2.12(a)(ii) below and Section 2.12(b) below, and (C) transfers of a Certificated Security shall comply with Section 2.06, Section 2.12(a)(iii) and Section 2.12(a)(iv) below.

(i) Transfer of Global Security. A Global Security may not be transferred, in whole or in part, to any Person other than the Depositary or a nominee or any successor thereof, and no such transfer to any such other Person may be registered; provided that this Section 2.12(a)(i) shall not prohibit any transfer of a Security that is issued in exchange for a Global Security but is not itself a Global Security. No transfer of a Security to any Person shall be effective under this Indenture or the Securities unless and until such Security has been registered in the name of such Person. Nothing in this Section 2.12(a)(i) shall prohibit or render ineffective any transfer of a beneficial interest in a Global Security effected in accordance with the other provisions of this Section 2.12.

(ii) Restrictions on Transfer of a Beneficial Interest in a Global Security for a Certificated Security. A beneficial interest in a Global Security may not be exchanged for a Certificated Security except upon satisfaction of the requirements set forth in this paragraph below and in Section 2.12(b) below. Upon receipt by the Trustee of a request to transfer a beneficial interest in a Global Security in accordance with Applicable Procedures for a Certificated Security in the form satisfactory to the Trustee, together with written instructions to the Trustee to make, or direct the Registrar to make, an adjustment on its books and records with respect to such Global Security to reflect a decrease in the aggregate principal amount of the Securities represented by the Global Security, such instructions to contain information regarding the Depositary account to be decreased, then the Trustee shall cause, or direct the Registrar to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Registrar, the aggregate principal amount of the Securities represented by the Global Security to be decreased by the aggregate principal amount of the Certificated Security to be issued, shall issue such Certificated Security and shall debit or cause to be debited to the account of the person specified in such instructions a beneficial interest in the Global Security equal to the principal amount of the Certificated Security so issued.

(iii) Transfer and Exchange of Certificated Securities. When Certificated Securities are presented to the Registrar with a request:

(y)           to register the transfer of such Certificated Securities; or

(z)           to exchange such Certificated Securities for an equal principal amount of Certificated Securities of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Certificated Securities surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

(iv) Restrictions on Transfer or Exchange of a Certificated Security for a Beneficial Interest in a Global Security. A Certificated Security may not be transferred or exchanged for a beneficial interest in a Global Security except upon satisfaction of the requirements set forth below.

Upon receipt by the Trustee of a Certificated Security, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with written instructions directing the Trustee to make, or to direct the Registrar to make, an adjustment on its books and records with respect to such Global Security to reflect an increase in the aggregate principal amount of the Securities represented by the Global Security, such instructions to contain information regarding the Depositary account to be credited with such increase, then the Trustee shall cancel such Certificated Security and cause, or direct the Registrar to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Registrar, the aggregate principal amount of Securities represented by the Global Security to be increased by the aggregate principal amount of the Certificated Security to be exchanged, and shall credit or cause to be credited to the account of the person specified in such instructions a beneficial interest in the Global Security equal to the principal amount of the Certificated Security so cancelled. If no Global Securities are then outstanding, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officer’s Certificate, a new Global Security in the appropriate principal amount.

(b) The provisions of clauses (i), (ii), (iii), (iv), (v) and (vi) below shall apply only to Global Securities:

(i) Notwithstanding any other provisions of this Indenture or the Securities, a Global Security shall not be exchanged in whole or in part for a Security registered in the name of any Person other than the Depositary or one or more nominees thereof, provided that a Global Security may be exchanged for Securities registered in the names of any Person designated by the Depositary in the event that (i) the Depositary has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or such Depositary has ceased to be a “clearing agency” registered under Exchange Act, and a successor Depositary is not appointed by the Company within 90 days (ii) the Company determines at any time that the Securities shall no longer be represented by Global Securities and shall inform such Depositary of such determination in writing and participants in such Depository elect to withdraw their beneficial interests in the Global Securities from such Depository, following notification by the Depositary of their right to do so or (iii) an Event of Default has occurred and is continuing. Any Global Security exchanged pursuant to clause (i) above shall be so exchanged in whole and not in part, and any Global Security exchanged pursuant to clauses (ii) or (iii) above may be exchanged in whole or from time to time in part as directed by the Depositary. Any Security issued in exchange for a Global Security or any portion thereof shall be a Global Security; provided that any such Security so issued that is registered in the name of a person other than the Depositary or a nominee thereof or any successor of either of the foregoing pursuant to this paragraph shall not be a Global Security.

(ii) Securities issued in exchange for a Global Security or any portion thereof shall be issued in definitive, fully registered form, shall have an aggregate principal amount equal to that of such Global Security or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear the applicable legends provided for herein. Any Global Security to be exchanged in whole shall be surrendered by the Depositary to the Registrar. With regard to any Global Security to be exchanged in part, either such Global Security shall be so surrendered for exchange or, if the Trustee is acting as custodian for the Depositary or its nominee with respect to such Global Security, the principal amount thereof shall be reduced by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and deliver the Security issuable on such exchange to or upon the order of the Depositary or an authorized representative thereof.

(iii) Subject to the provisions of clause (v) below, the registered Holder may grant proxies and otherwise authorize any person, including Agent Members (as defined below) and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

(iv) In the event of the occurrence of any of the events specified in clause (i) above, the Company shall promptly make available to the Trustee a reasonable supply of Certificated Securities in definitive, fully registered form.

(v) Neither any members of, or participants in, the Depositary (collectively, the “Agent Members”) nor any other persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Security registered in the name of the Depositary or any nominee thereof, or under any such Global Security, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a Holder of any Security.

(vi) Except as expressly set forth in this Indenture, including Sections 2.12(a)(ii) and 2.12(c), none of the Trustee, any Paying Agent, Conversion Agent, the Company or the Registrar shall have any responsibility or obligation to any beneficial owner in the Global Securities, a member of, or a participant in the

Depository or other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Global Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Global Securities. All notices and communications to be given to the Holders and all payments to be made to Holders under the Securities shall be given or made only to or upon the order of the registered Holders (which shall be, in the case of a Global Security, the Depository or its nominee). The rights of beneficial owners in the Global Securities shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. Other than as set forth in this Indenture, the Trustee, any Paying Agent, the Conversion Agent, the Company and the Registrar may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners. Except as expressly set forth in this Indenture, including Sections 2.12(a)(ii) and 2.12(c), the Trustee, each Paying Agent, the Conversion Agent, the Company and the Registrar shall be entitled to deal with any depositary (including the Depository), and any nominee thereof, that is the Holder of any Global Securities as a Holder for all purposes of this Indenture relating to such Global Securities (including the payment of principal, Interest and Contingent Interest, if any, and the giving of instructions or directions by or to the owner or Holder of a beneficial ownership interest in such Global Securities) as the sole Holder of such Global Securities and shall have no obligations to the beneficial owners thereof. None of the Trustee, any Paying Agent, the Conversion Agent, the Company or the Registrar shall have any responsibility or liability for any acts or omissions of any such depositary with respect to such Global Securities, for the records of any such depositary, including records in respect of beneficial ownership interests in respect of any such Global Securities, for any transactions between such depositary and any participant in such depositary or between or among any such depositary, any such participant and/or any holder or owner of a beneficial interest in such Global Securities or for any transfers of beneficial interests in any such Global Securities.

(c) The Trustee and the Registrar shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Agent Members or beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

The Trustee shall have no responsibility for the actions or omissions of the Depositary, or the accuracy of the books and records of the Depositary.

Section 2.13. CUSIP Numbers. The Company may issue the Securities with one or more “CUSIP”, “ISIN” or other similar numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” , “ISIN” or other similar numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption or purchase and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee of any change in the “CUSIP”, “ISIN” or other similar numbers.

Section 2.14. Contingent Debt Tax Treatment.

(a) The Company and each Holder, by acquiring a beneficial interest in a Security, agree (i) to treat the Security as indebtedness for U.S. federal income tax purposes that is subject to the Treasury regulations governing contingent payment debt instruments (the “contingent debt regulations”), (ii) that each Holder shall be bound by the Company’s application of the contingent debt regulations to the Security, including the Company’s determination of the “comparable yield” and “projected payment schedule” within the meaning of the contingent debt regulations, and (iii) that the Company and each Holder will not take any position on any U.S. federal income tax return that is inconsistent with (i) or (ii), unless required by applicable law. A Holder may obtain the issue price, the amount of Tax Original Issue Discount, issue date, comparable yield and projected payment schedule for the Security, as determined by the Company pursuant to the contingent debt regulations, by submitting a written request to the Company at the following address: Helix Energy Solutions Group, Inc., 400 N. Sam Houston Parkway East, Suite 400, Houston, Texas 77060, Attention: General Counsel.

(b) Each Security shall bear a legend relating to U.S. federal income tax matters in the form set forth in Exhibits A and B.

Section 2.15.  Calculation of Tax Original Issue Discount. The Company shall file with the Trustee promptly at the end of each calendar year (i) a written notice specifying the amount of Tax Original Issue Discount (including daily rates and accrual periods) accrued on outstanding Securities as of the end of such year and (ii) such other specific information relating to such Tax Original Issue Discount as may then be required under the Code or the Treasury regulations promulgated thereunder.

Section 2.16. Defaulted Interest. If and to the extent the Company defaults in a payment of interest on the Securities, the Company shall pay in cash the defaulted interest in any lawful manner plus, to the extent not prohibited by applicable statute or case law, interest on such defaulted interest at the rate provided in the Securities.  The Company may pay the defaulted interest (plus interest on such defaulted interest) to the Persons who are Securityholders on a subsequent special record date.  The Company shall fix such special record date and payment date.  At least fifteen (15) calendar days before the special record date, the Company shall mail to Securityholders a notice that states the special record date, payment date and amount of interest to be paid.  Upon the due payment in full, interest shall no longer accrue on such defaulted interest pursuant to this Section 2.16.

ARTICLE 3

REDEMPTION AND REPURCHASES

Section 3.01. Company’s Right to Redeem; Notices to Trustee. Prior to March 20, 2018, the Securities shall not be redeemable at the Company’s option. On or after March 20, 2018, the Company, at its option, may redeem the Securities for U.S. legal tender (“cash”) at any time, in whole or in part, at a redemption price (the “Redemption Price”) equal to 100% of the principal amount of the Securities redeemed, plus any accrued and unpaid Interest and accrued and unpaid Contingent Interest, if any, on the Securities redeemed up to, but not including, the Redemption Date, provided, that if the Redemption Date is on a date that is after an Interest Record Date and on or prior to the corresponding Interest Payment Date, the Redemption Price shall be 100% of the principal amount of the Securities redeemed but shall not include accrued and unpaid Interest and accrued and unpaid Contingent Interest, if any. Instead, the Company shall pay such Interest and Contingent Interest, if any, on the Interest Payment Date to the Holder of record on the corresponding Interest Record Date. If the Company elects to redeem Securities pursuant to this Section 3.01, it shall notify the Trustee in writing of such election together with the Redemption Date, the Conversion Rate, the principal amount of Securities to be redeemed and the Redemption Price. Notwithstanding the foregoing, the Company may not redeem the Securities if it has failed to pay any Interest, and including Contingent Interest, if any, on the Securities when due and such failure is continuing.

The Company shall give the notice to the Trustee provided for in this Section 3.01 by a Company Order, at least 30 days before the Redemption Date (unless a shorter notice shall be satisfactory to the Trustee).

Section 3.02. Selection of Securities to Be Redeemed. If less than all of the Securities are to be redeemed, unless the procedures of the Depositary provide otherwise, the Trustee shall select the Securities to be redeemed by lot, on a pro rata basis or by another method the Trustee considers fair and appropriate (so long as such method is not prohibited by the rules of any stock exchange or quotation association on which the Securities are then traded or quoted). The Trustee may select for redemption portions of the principal amount of Securities that have denominations larger than $1,000.

Securities and portions of Securities that the Trustee selects shall be in principal amounts of $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly (but in any case within 7 days of the Company Order referred to in Section 3.01) of the Securities or portions of the Securities selected to be redeemed and, in the case of any Securities selected for partial redemption, the method it has chosen for the selection of the Security.

Following a notice of redemption, Securities and portions of Securities are convertible, pursuant to Section 10.01(a)(ii), by the Holder until the close of business on the Business Day prior to the Redemption Date. If any Security selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Security so selected, the converted portion of such Security shall be deemed (so far as may be) to be the portion selected for redemption. Securities that have been converted during a selection of Securities to be redeemed may be treated by the Trustee as outstanding for the purpose of such selection.

Section 3.03.  Notice of Redemption. At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption (substantially in the form of Exhibit C) by first-class mail, postage prepaid, to each Holder of Securities to be redeemed.

The notice shall identify the Securities to be redeemed and shall state (along with any other information the Company wishes to include):

(1)           the Redemption Date;

(2)           the Redemption Price;

(3)           the Conversion Rate;

(4)           the name and address of the Paying Agent and Conversion Agent;

(5)	that Securities may be converted at any time before the close of business on the Business Day prior to the Redemption Date;

(6)	that Securities called for redemption and not converted shall be redeemed on the Redemption Date;

(7)	that Holders who want to convert their Securities must satisfy the requirements set forth in the Securities;

(8)
that Securities called for redemption must be surrendered to the Paying Agent (by effecting book entry transfer of the Securities or delivering Certificated Securities, together with necessary endorsements, as the case may be) to collect the Redemption Price;

(9)	if fewer than all of the outstanding Securities are to be redeemed, the certificate numbers, if any, and principal amounts of the particular Securities to be redeemed;

(10)
that, unless the Company defaults in making payment of such Redemption Price, Interest and Contingent Interest, if any, the Securities called for redemption shall cease to accrue from and after the Redemption Date; and

(11)	the “CUSIP”, “ISIN” or other similar number(s), as the case may be, of the Securities being redeemed.

At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense, provided that the Company makes such request at least seven Business Days (or such shorter period as may be satisfactory to the Trustee) prior to the date by which such notice of redemption must be given to Holders in accordance with this Section 3.03.

Section 3.04. Effect of Notice of Redemption. Once notice of redemption is given, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price stated in the notice except for Securities that are converted in accordance with the terms of this Indenture. Upon surrender to the Paying Agent, such Securities shall be paid at the Redemption Price stated in the notice and from and after the Redemption Date (unless the Company shall default in the payment of the Redemption Price) such Securities shall cease to bear Interest and Contingent Interest, if any, and the rights of the Holders therein shall terminate (other than the right to receive the Redemption Price).

Section 3.05. Deposit of Redemption Price. Prior to 10:00 a.m. (New York City time), on the Redemption Date, the Company shall deposit with the Paying Agent (or if the Company or a Subsidiary or an Affiliate of either of them is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the Redemption Price of all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which on or prior thereto have been delivered by the Company to the Trustee for cancellation or have been converted. The Paying Agent shall as promptly as practicable return to the Company any money not required for that purpose because of conversion of Securities pursuant to Article 10. If such money is then held by the Company or a Subsidiary or an Affiliate of either in trust and is not required for such purpose it shall be discharged from such trust.

Section 3.06. Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall, without charge, authenticate and deliver to the Holder a new Security in an authorized denomination equal in principal amount to the unredeemed portion of the Security surrendered.

Section 3.07. Repurchase of Securities by the Company at Option of the Holder. (a) On each of March 15, 2018, March 15, 2022 and March 15, 2027 (each, a “Repurchase Date”), each Holder shall have the option to require the Company to repurchase Securities for which that Holder has properly delivered and not withdrawn a written Repurchase Notice (as described below) at a repurchase price in cash equal to 100% of the principal amount of those Securities, plus accrued and unpaid Interest and accrued and unpaid Contingent Interest, if any, on those Securities, to, but not including, such Repurchase Date (the “Repurchase Price”); provided, that if the Repurchase Date is on a date that is after an Interest Record Date and on or prior to the corresponding Interest Payment Date, the Repurchase Price shall be 100% of the principal amount of the Securities repurchased but shall not include accrued and unpaid Interest, and accrued and unpaid Contingent Interest, if any. Instead, the Company shall pay such accrued and unpaid Interest and Contingent Interest, if any on the Interest Payment Date, to the Holder of Record on the corresponding Interest Record Date. Not later than 20 Business Days prior to any

Repurchase Date, the Company shall mail a Company Notice (substantially in the form of Exhibit D) by first class mail to the Trustee and to each Holder (and to beneficial owners if required by applicable law). The Company Notice shall include a form of Repurchase Notice to be completed by a Holder and shall state:

(i) the Repurchase Price and the Conversion Rate;

(ii) the name and address of the Paying Agent and the Conversion Agent;

(iii) that Securities as to which a Repurchase Notice has been given may be converted if they are otherwise convertible only in accordance with Article 10 hereof and the terms of the Securities if the applicable Repurchase Notice has been withdrawn in accordance with the terms of this Indenture;

(iv) that Securities must be surrendered to the Paying Agent (by effecting book entry transfer of the Securities or delivering Certificated Securities, together with necessary endorsements, as the case may be) to collect payment;

(v) that the Repurchase Price for any security as to which a Repurchase Notice has been given and not withdrawn shall be paid promptly following the later of the Business Day immediately following the Repurchase Date and the time of surrender of such Security as described in clause (iv) above;

(vi) the procedures the Holder must follow to exercise its right to require the Company to repurchase such Holder’s Securities under this Section 3.07 and a brief description of that right;

(vii) briefly, the conversion rights, if any, that exist at the date of the Company Notice or as a result of the Company Notice with respect to the Securities;

(viii) the procedures for withdrawing a Repurchase Notice;

(ix) that, unless the Company defaults in making payment on Securities for which a Repurchase Notice has been submitted, Interest, or Contingent Interest, if any, on such Securities shall cease to accrue from and after the Repurchase Date; and

(x) the “CUSIP”, “ISIN” or other similar number(s), as the case may be, of the Securities.

At the Company’s request, the Trustee shall give such Company Notice to each Holder in the Company’s name and at the Company’s expense; provided, however, that, in all cases, the text of such Company Notice shall be prepared by the Company.

(b) A Holder may exercise its rights specified in Section 3.07(a) upon delivery to the Paying Agent of a written notice of repurchase (a “Repurchase Notice”) during the period beginning at any time from the opening of business on the date that is 20 Business Days prior to the relevant Repurchase Date until the close of business on such Repurchase Date, stating:

(i) if Certificated Securities have been issued, the certificate number(s) of the Securities which the Holder shall deliver to be repurchased or, if Certificated Securities have not been issued for such Security, the Repurchase Notice shall comply with the appropriate Depository procedures for book-entry transfer,

(ii) the portion of the principal amount of the Security which the Holder shall deliver to be repurchased, which portion must be in principal amounts of $1,000 or an integral multiple of $1,000, and

(iii) that such Security shall be repurchased by the Company as of the Repurchase Date pursuant to the terms and conditions specified in Section 6 of the Securities and in this Indenture.

The delivery of such Security (together with all necessary endorsements) to the Paying Agent at any time after delivery of the Repurchase Notice at the offices of the Paying Agent shall be a condition to receipt by the Holder of the Repurchase Price therefor; provided, however, that such Repurchase Price shall be so paid pursuant to this Section 3.07 only if the Security (together with all necessary endorsements) so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Repurchase Notice.

The Company shall repurchase from the Holder thereof, pursuant to this Section 3.07, a portion of a Security, if the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the repurchase of all of a Security also apply to the repurchase of such portion of such Security.

Any repurchase by the Company contemplated pursuant to the provisions of this Section 3.07 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Business Day immediately following the Repurchase Date and the time of delivery of the Security (together with all necessary endorsements or notifications of book-entry transfer).

Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Repurchase Notice contemplated by this Section 3.07 shall have the right to withdraw such Repurchase Notice by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.09 at any time prior to the close of business on the Repurchase Date.

The Paying Agent shall promptly notify the Company of the receipt by it of any Repurchase Notice or written notice of withdrawal thereof.

Section 3.08. Repurchase of Securities at Option of the Holder Upon a Fundamental Change.

(a) If a Fundamental Change occurs, each Holder of Securities shall have the right (the “Fundamental Change Repurchase Right”), at such Holder’s option, to require the Company to repurchase (a “Repurchase Upon Fundamental Change”) all of such Holder’s Securities (or portions thereof that are integral multiples of $1,000 in principal amount), on a date selected by the Company (the “Fundamental Change Repurchase Date”), which shall be no later than 35 days, nor earlier than 20 days, after the date the Fundamental Change Repurchase Notice is mailed in accordance with Section 3.08(b), at a price, payable in cash, equal to 100% of the principal amount of the Securities (or portions thereof) to be so repurchased, plus accrued and unpaid Interest, if any, to, but excluding, the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”), upon:

(i) delivery to the Company (if it is acting as its own Paying Agent), or to a Paying Agent designated by the Company for such purpose in the Fundamental Change Repurchase Notice, no later than the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date, of a Company Notice, in the form set forth in the Securities or any other form of written notice substantially similar thereto, in each case, duly completed and signed, with appropriate signature guarantee, stating:

(A) the certificate number(s) of the Securities which the Holder will deliver to be repurchased, if such Securities are Certificated Securities;

(B) the principal amount of Securities to be repurchased, which must be $1,000 or an integral multiple thereof; and

(C) that such principal amount of Securities are to be repurchased pursuant to the terms and conditions specified in this Section 3.08; and

(ii) delivery to the Company (if it is acting as its own Paying Agent), or to a Paying Agent designated by the Company for such purpose in the Fundamental Change Repurchase Notice, at any time after the delivery of such Company Notice, of such Securities (together with all necessary endorsements) with respect to which the Fundamental Change Repurchase Right is being exercised;

provided, however, that if such Fundamental Change Repurchase Date is after a Record Date for the payment of an installment of Interest and on or before the related Interest Payment Date, then the full amount of accrued and unpaid Interest and accrued and unpaid Contingent Interest, if any, to, but excluding, such Interest Payment Date shall be paid on such Interest Payment Date to the Holder of record of such Securities at the close of business on such Record Date (without any surrender of such Securities by such Holder), and the Fundamental Change Repurchase Price shall not include any accrued but unpaid Interest.

If such Securities are held in book-entry form through the Depositary, the delivery of any Company Notice, Fundamental Change Repurchase Notice or notice of withdrawal pursuant to Section 3.08(b)(x) shall comply with applicable procedures of the Depositary.

Upon such delivery of Securities to the Company (if it is acting as its own Paying Agent) or such Paying Agent, such Holder shall be entitled to receive, upon request, from the Company or such Paying Agent, as the case may be, a nontransferable receipt of deposit evidencing such delivery.

Notwithstanding anything herein to the contrary, any Holder that has delivered the Company Notice contemplated by this Section 3.08(a) to the Company (if it is acting as its own Paying Agent) or to a Paying Agent designated by the Company for such purpose in the Fundamental Change Repurchase Notice shall have the right to withdraw such Company Notice by delivery, at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date (or, if there shall be a Default in the payment of the Fundamental Change Repurchase, at any time during which such Default is continuing), of a written notice of withdrawal to the Company (if acting as its own Paying Agent) or the Paying Agent, which notice shall contain the information specified in Section 3.08(b)(x).

The Paying Agent shall promptly notify the Company of the receipt by it of any Company Notice or written notice of withdrawal thereof.

(b) Within 20 Business Days after the occurrence of a Fundamental Change, the Company shall mail, or cause to be mailed, to all Holders of the Securities at their addresses shown in the register of the Registrar, and to beneficial owners as required by applicable law, a notice, substantially in the form of Exhibit E, (the “Fundamental Change Repurchase Notice”) of the occurrence of such Fundamental Change and the Fundamental Change Repurchase Right arising as a result thereof.  The Company shall deliver a copy of the Fundamental Change Repurchase Notice to the Trustee and shall publicly release, through a reputable national newswire service, such Fundamental Change Repurchase Notice.  Each Fundamental Change Repurchase Notice shall state:

(i) the events causing the Fundamental Change;

(ii) the date of such Fundamental Change;

(iii) the Fundamental Change Repurchase Date;

(iv) the last date on which the Fundamental Change Repurchase Right may be exercised, which shall be the Business Day immediately preceding the Fundamental Change Repurchase Date;

(v) the Fundamental Change Repurchase Price;

(vi) the names and addresses of the Paying Agent and the Conversion Agent;

(vii) the procedures which a Holder must follow to exercise the Fundamental Change Repurchase Right;

(viii) that the Fundamental Change Repurchase Price for any Security as to which a Company Notice has been given and not withdrawn will be paid as promptly as practicable, but in no event after the later of such Fundamental Change Repurchase Date and the time of book-entry transfer or delivery of the Security (together with all necessary endorsements); provided, however, that if such Fundamental Change Repurchase Date is after a Record Date for the payment of an installment of Interest and on or before the related Interest Payment Date, then the accrued and unpaid Interest, if any, to, but excluding, such Interest Payment Date will be paid on such Interest Payment Date to the Holder of record of such Security at the close of business on such Record Date (without any surrender of such Securities by such Holder) and the Fundamental Change Repurchase Price shall not include any accrued and unpaid Interest;

(ix) that, except as otherwise provided herein with respect to a Fundamental Change Repurchase Date that is after a Record Date for the payment of an installment of Interest and on or before the related Interest Payment Date, on and after such Fundamental Change Repurchase Date (unless there shall be a Default in the payment of the Fundamental Change Repurchase Price), Interest on Securities subject to Repurchase Upon Fundamental Change will cease to accrue, and all rights of the Holders of such Securities shall terminate, other than the right to receive, in accordance herewith, the Fundamental Change Repurchase Price;

(x) that a Holder will be entitled to withdraw its election in the Company Notice prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date, or such longer period as may be required by law, by means of a letter or telegram, telex or facsimile transmission (receipt of which is confirmed and promptly followed by a letter) setting forth (I) the name of such Holder, (II) a statement that such Holder is withdrawing its election to have Securities purchased by the Company on such Fundamental Change Repurchase Date pursuant to a Repurchase Upon Fundamental Change, (III) the certificate number(s) of such Securities to be so withdrawn, if such Securities are Certificated Securities, (IV) the principal amount of the Securities of such Holder to be so withdrawn, which amount must be $1,000 or an integral multiple thereof and (V) the principal amount, if any, of the Securities of such Holder that remain subject to the Company Notice delivered by such Holder in accordance with this Section 3.08, which amount must be $1,000 or an integral multiple thereof; provided, however, that if there shall be a Default in the payment of the Fundamental Change Repurchase Price, a Holder shall be entitled to withdraw its election in the Company Notice at any time during which such Default is continuing;

(xi) the Conversion Rate and any adjustments to the Conversion Rate that will result from such Fundamental Change;

(xii) that Securities with respect to which a Company Notice is given by a Holder may be converted pursuant to Article 10 only if such Company Notice has been withdrawn in accordance with this Section 3.08; and

(xiii) the CUSIP number or numbers, as the case may be, of the Securities.

At the Company’s request, upon prior notice reasonably acceptable to the Trustee, the Trustee shall mail such Fundamental Change Repurchase Notice in the Company’s name and at the Company’s expense; provided, however, that the form and content of such Fundamental Change Repurchase Notice shall be prepared by the Company.

No failure of the Company to give a Fundamental Change Repurchase Notice shall limit any Holder’s right pursuant hereto to exercise a Fundamental Change Repurchase Right.

(c) Subject to the provisions of this Section 3.08, the Company shall pay, or cause to be paid, the Fundamental Change Repurchase Price with respect to each Security as to which the Fundamental Change Repurchase Right shall have been exercised to the Holder thereof as promptly as practicable, but in no event later than the later of the Fundamental Change Repurchase Date and the time of book-entry transfer or when such Security is surrendered to the Paying Agent; provided, however, that if such Fundamental Change Repurchase Date is after a Record Date for the payment of an installment of Interest and on or before the related Interest Payment Date, then the accrued and unpaid Interest, if any, to, but excluding, such Interest Payment Date will be paid on such Interest Payment Date to the Holder of record of such Security at the close of business on such Record Date and the Fundamental Change Repurchase Price shall not include any accrued and unpaid Interest.

(d) The Company shall, in accordance with Section 3.05, deposit with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust in accordance with Section 3.10) money, in funds immediately available on the Fundamental Change Repurchase Date, sufficient to pay the Fundamental Change Repurchase Price upon Repurchase Upon Fundamental Change for all of the Securities that are to be repurchased by the Company on such Fundamental Change Repurchase Date pursuant to a Repurchase Upon Fundamental Change.  The Paying Agent shall return to the Company, as soon as practicable, any money not required for that purpose.

(e) Once the Fundamental Change Notice and the Purchase Notice have been duly given in accordance with this Section 3.08, the Securities to be repurchased pursuant to a Repurchase Upon Fundamental Change shall, on the Fundamental Change Repurchase Date, become due and payable in accordance herewith, and, on and after such date (unless there shall be a Default in the payment of the Fundamental Change Repurchase Price), except as otherwise provided herein with respect to a Fundamental Change Repurchase Date that is after a Record Date for the payment of an installment of interest and on or before the related Interest Payment Date, such Securities shall cease to bear interest (whether or not book-entry transfer of the Securities has been made or the Securities have been delivered to the Paying Agent), and all rights of the relevant Holders of such Securities shall terminate, other than the right to receive, in accordance herewith, such consideration and any other applicable rights under those sections set forth in the proviso in Section 8.01.

(f) Securities with respect to which a Company Notice has been duly delivered in accordance with this Section 3.08 may be converted pursuant to Article 10 only if such Company Notice has been withdrawn in accordance with this Section 3.08.

(g) If any Security shall not be paid upon book-entry transfer or surrender thereof for Repurchase Upon Fundamental Change, the principal of, and accrued and unpaid Interest on, such Security shall, until paid, bear Interest, payable in cash, at the rate borne by such Security on the principal amount of such Security, and such Security shall be convertible pursuant to Article 10 if any Company Notice with respect to such Security is withdrawn pursuant to this Section 3.08.

(h) Any Security which is to be submitted for Repurchase Upon Fundamental Change only in part shall be delivered pursuant to this Section 3.08 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or its attorney duly authorized in writing, with a medallion guarantee), and the Company shall promptly execute, and the Trustee shall promptly authenticate and make available for delivery to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder, of the same tenor and in aggregate principal amount equal to the portion of such Security not duly submitted for Repurchase Upon Fundamental Change.

(i) Notwithstanding anything herein to the contrary, except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Repurchase Price, there shall be no purchase of any Securities pursuant to this Section 3.08 on a Fundamental Change Repurchase Date if, on such date, the principal amount of the Securities shall have been accelerated in accordance with this Indenture and such acceleration shall not have been rescinded on or prior to such date in accordance with this Indenture.  The Paying Agent will promptly return to the respective Holders thereof any Securities held by it during the continuance of such an acceleration.

(j) In connection with any Repurchase Upon Fundamental Change, the Company shall, to the extent applicable (i) comply with all applicable tender offer rules under the Exchange Act, including Rule 13e-4 and Regulation 14E thereunder, and with all other applicable laws; (ii) file a Schedule TO or any other schedules required under the Exchange Act or any other applicable laws; and (iii) otherwise comply with all applicable United States federal and state securities laws in connection with any offer by the Company to purchase the Securities.

Section 3.09. Effect of Repurchase Notice or Fundamental Change Repurchase Notice.

(a) Upon receipt by the Paying Agent of the Repurchase Notice or Fundamental Change Repurchase Notice specified in Section 3.07 or Section 3.08, as applicable, the Holder of the Security in respect of which such Repurchase Notice or Fundamental Change Repurchase Notice, as the case may be, was given shall (unless such Repurchase Notice or Fundamental Change Repurchase Notice, as the case may be, is withdrawn as specified in Section 3.09(b)) thereafter be entitled solely to receive the Repurchase Price or Fundamental Change Repurchase Price, as the case may be, with respect to such Security whether or not the Security is, in fact, properly delivered. Such Repurchase Price or Fundamental Change Repurchase Price shall be paid to such Holder, subject to receipt of funds and/or securities by the Paying Agent, promptly following the later of (x) the Business Day following the Repurchase Date or the Fundamental Change Repurchase Date, as the case may be, with respect to such Security (provided the conditions in Section 3.07 or Section 3.08, as applicable, have been satisfied) and (y) the time of delivery of such Security to the Paying Agent by the Holder thereof in the manner required by Section 3.07 or Section 3.08, as applicable. Securities in respect of which a Repurchase Notice or Fundamental Change Repurchase Notice has been given by the Holder thereof may not be converted pursuant to and to the extent permitted by Article 10 hereof on or after the date of the delivery of such Repurchase Notice or Fundamental Change Repurchase Notice unless such Repurchase Notice or Fundamental Change Repurchase Notice has first been validly withdrawn as specified in Section 3.09(b).

(b) A Repurchase Notice or Fundamental Change Repurchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Repurchase Notice or Fundamental Change Repurchase Notice, as the case may be, at any time (x) in the case of the Repurchase Notice, if received by the Paying Agent prior to the close of business on the Repurchase Date or (y) in the case of the Fundamental Change Repurchase Notice, if received by the Paying Agent prior to the close of business on the Fundamental Change Repurchase Date, as the case may be, specifying:

(i)	the name of the Holder,

(ii)	a statement that the Holder is withdrawing all or a portion of its election with respect to the original Repurchase Notice or Fundamental Change Repurchase Notice, as the case may be,

(iii)
the principal amount, if any, of such Security which remains subject to the original Repurchase Notice or Fundamental Change Repurchase Notice, as the case may be, and which has been or shall be delivered for purchase by the Company,

(iv)
if Certificated Securities have been issued, the certificate number, if any, of the Security in respect of which such notice of withdrawal is being submitted (or, if Certificated Securities have not been issued, that such withdrawal notice shall comply with the appropriate Depositary procedures), and

(v)	the principal amount of the Security with respect to which such notice of withdrawal is being submitted.

Section 3.10. Deposit of Repurchase Price or Fundamental Change Repurchase Price. Prior to 10:00 a.m. (local time in New York City) on the Business Day following the Repurchase Date or the Fundamental Change Repurchase Date, as the case may be, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.04) an amount of cash in immediately available funds sufficient to pay the aggregate Repurchase Price or Fundamental Change Repurchase Price, as the case may be, of all the Securities or portions thereof which are to be purchased as of the Repurchase Date or Fundamental Change Repurchase Date, as the case may be.

Section 3.11. Securities Purchased in Part. Any Certificated Security which is to be purchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security so surrendered which is not purchased.

Section 3.12. Covenant to Comply with Securities Laws upon Purchase of Securities. When complying with the provisions of Section 3.07 or Section 3.08 hereof (provided that such offer or purchase constitutes an “issuer tender offer” for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or purchase), and subject to any exemptions available under applicable law, the Company shall (i) comply with Rule 13e-4 and Rule 14e-1 (or any successor provision) and any other applicable tender offer rules under the Exchange Act, (ii) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act, and (iii) otherwise comply with all Federal and state securities laws so as to permit the rights and obligations under Section 3.07 and Section 3.08 to be exercised in the time and in the manner specified in Section 3.07 and Section 3.08.

Section 3.13.  Repayment to the Company. The Trustee and the Paying Agent shall return to the Company any cash that remains unclaimed as provided in Section 12 of the Securities, together with interest, if any, thereon (subject to the provisions of Section 7.01(f)), held by them for the payment of the Repurchase Price or Fundamental Change Repurchase Price, as the case may be.

ARTICLE 4

COVENANTS

Section 4.01. Payment of Securities. The Company shall make all payments in respect of the Securities on the dates and in the manner provided in the Securities or pursuant to this Indenture. Any amounts of cash in immediately available funds or shares of Common Stock to be given to the Trustee or Paying Agent shall be deposited with the Trustee or Paying Agent by 10:00 a.m., New York City time, by the Company. The principal amount of, and Interest and Contingent Interest, if any, on the Securities, and the Redemption Price, Repurchase Price and the Fundamental Change Repurchase Price shall be considered paid on the applicable date due if on such date (which, in the case of a Repurchase Price or a Fundamental Change Repurchase Price, shall be on the Business Day immediately following the applicable Repurchase Date or Fundamental Change Repurchase Date, as the case may be) the Trustee or the Paying Agent holds, in accordance with this Indenture, cash or securities, if permitted hereunder, sufficient to pay all such amounts then due.

Section 4.02.  SEC and Other Reports. The Company shall deliver to the Trustee, within 15 days after it files such annual and quarterly reports, information, documents and other reports with the SEC, copies of its annual report and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. The Company shall also comply with the other provisions of TIA Section 314(a). Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely conclusively on Officer’s Certificates).

Section 4.03.  Compliance Certificate. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company (beginning with the fiscal year ending December 31, 2012) an Officer’s Certificate, stating whether or not to the knowledge of the signer thereof, the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and if the Company shall be in default, specifying all such defaults and the nature and status thereof of which such Officer may have knowledge and otherwise comply with Section 314(a)(4) of the TIA.

The Company shall, so long as any of the Securities are outstanding, deliver to the Trustee, within 30 days of any executive officer of the Company becoming aware of any Default or Event of Default in respect of the performance or observance of any covenant or agreement contained in this Indenture or the Securities, an Officer’s Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 4.04.  Further Instruments and Acts. The Company shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

Section 4.05. Maintenance of Office or Agency. The Company shall maintain in the Borough of Manhattan, The City of New York, an office or agency of the Trustee, Registrar, Paying Agent and Conversion Agent where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer, exchange, purchase, redemption or conversion and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Corporate Trust Office of the

Trustee, located in New York City, New York, shall initially be such office or agency for all of the aforesaid purposes. The Company shall give prompt written notice to the Trustee of the location, and of any change in the location, of any such office or agency (other than a change in the location of the office of the Trustee). If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee located in New York City, New York.

The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes.

ARTICLE 5

SUCCESSOR PERSON

Section 5.01.  When Company May Merge or Transfer Assets. The Company shall not consolidate with or merge with or into any other Person or convey, transfer, sell, lease or otherwise dispose of all or substantially all of its properties and assets to any Person, unless:

(a) the resulting, surviving or transferee person (the “Successor Person”) and, if any resulting Conversion Obligation relates to Public Acquirer Common Stock that is not issued by such Successor Person, such public acquirer, will be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Person (if not the Company) and the public acquirer, as applicable, will expressly assume, by indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all of the obligations of the Company or such Successor Person including the due and punctual payment of the principal of and accrued and unpaid interest, including Contingent Interest, if any, on all of the Securities, the due and punctual payment of the Fundamental Change Repurchase Price with respect to all Securities repurchased on each Fundamental Change Repurchase Date, the due and punctual delivery or payment, as the case may be, of any consideration due upon conversion of the Securities and the due and punctual performance of all of the covenants and conditions of this Indenture and the Securities to be performed by the Company and fully and unconditionally guarantee all of the obligations of the Company or such Successor Person under the Securities and this Indenture;

(b)  immediately after giving effect to such transaction (and treating any indebtedness which becomes an obligation of the Successor Person as a result of such transaction as having been incurred by such Successor Person as the time of such transaction), no Default shall have occurred and be continuing;

(c) the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer, sale or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Article 5 and that all conditions precedent herein provided relating to such transaction have been satisfied; and

(d) The Company shall have delivered to the Trustee an Opinion of Counsel to the effect that Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such transaction and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the transaction had not occurred.

For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise) of the properties and assets of one or more Subsidiaries (other than to the Company or another Subsidiary), which, if such assets were owned by the Company, would constitute all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

The Successor Person formed by such consolidation or into which the Company is merged or the Successor Person to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor had been named as the Company herein; and thereafter, except in the case of a lease and obligations the Company may have under a supplemental indenture, the Company shall be discharged from all obligations and covenants under this Indenture and the Securities. Subject to Section 9.06, the Company, the Trustee and the Successor Person shall enter into a supplemental indenture to evidence the succession and substitution of such Successor Person and such discharge and release of the Company.

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01. Events of Default. So long as any Securities are outstanding, each of the following shall be an “Event of Default”:

(a) following the exercise by the Holder of the right to convert a Security in accordance with Article 10 hereof, the Company fails to comply with its obligations to deliver the cash or shares of Common Stock, if any, required to be delivered, as further described in Section 10.02(a) below, within three Business Days of the relevant Conversion Date or three Business Days after the applicable Cash Settlement Period, as such term is described in Section 10.02(a) below, and such failure continues for a period of five days or more;

(b) the Company defaults in its obligation to provide timely notice of a Fundamental Change to the Trustee and each Holder as required under Section 3.08(b);

(c) the Company defaults in its obligation to redeem any Security, or any portion thereof, called for redemption by the Company pursuant to and in accordance with Section 3.01 hereof;

(d) the Company defaults in the payment of the principal amount of any Security when due at maturity, redemption, upon repurchase or otherwise (including, without limitation, upon the exercise by a Holder of its right to require the Company to repurchase such Securities pursuant to and in accordance with Section 3.07 or Section 3.08 hereof);

(e) the Company defaults in the payment of any Interest or Contingent Interest when due and payable, and continuance of such default for a period of 30 days;

(f) the Company fails to perform or observe any term, covenant or warranty or agreement in the Securities or this Indenture (other than those referred to in clause (a) through clause (e) above) and such failure continues for 90 days after receipt by the Company of a Notice of Default;

(g) a failure to pay when due at maturity or a default, event of default or other similar condition or event (however described) that results in the acceleration of maturity of indebtedness for borrowed money of the Company or any Subsidiary (other than indebtedness that is non-recourse to the Company or any Subsidiary) in an aggregate principal amount of $15 million or more, unless the acceleration is rescinded, stayed or annulled within 30 days after receipt by the Company of a Notice of Default;

(h) the entry by a court having jurisdiction in the premise of (i) a decree or order for relief in respect of the Company or any of Subsidiary, in an involuntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law (any “Bankruptcy Law”) or (ii) a decree or order adjudging the Company or any Subsidiary, a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Subsidiary, under any applicable Bankruptcy Law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order described in clause (i) or (ii) above is unstayed and in effect for a period of 60 consecutive days; and

(i) the commencement by the Company or any Subsidiary, of a voluntary case or proceeding under any applicable Bankruptcy Law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or (ii) the consent by the Company, to the entry of a decree or order for relief in respect of the Company or any Subsidiary, in an involuntary case or proceeding under any applicable Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against the Company, or (iii) the filing by the Company, of a petition or answer or consent seeking reorganization or relief under any applicable Bankruptcy Law, or (iv) the consent by the Company to the filing of such petition or to the appointment of or the taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or (v) the making by the Company or any Subsidiary, of a general assignment for the benefit of creditors, or the admission by the Company or any Subsidiary, in writing of its inability to pay its debts generally as they become due.

The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

For the avoidance of doubt, clauses (f) and (g) above shall not constitute an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in aggregate principal amount of the Securities at the time outstanding notify the Company and the Trustee, of such default and the Company does not cure such default (and such default is not waived) within the time specified in clauses (f) and (g) above after actual receipt of such notice. Any such notice must specify the default, demand that it be remedied and state that such notice is a “Notice of Default.”

Section 6.02.  Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.01(h) or Section 6.01(i)) occurs and is continuing (the Event of Default not having been cured or waived), the Trustee by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Securities at the time outstanding by notice to the Company and the Trustee, may declare the principal amount of the Securities and any accrued and unpaid Interest and any accrued and unpaid Contingent Interest, if any, on all the Securities to be immediately due and payable. Upon such a declaration, such accelerated amount shall be due and payable immediately. If an Event of Default specified in Section 6.01(h) or Section 6.01(i) occurs and is continuing, the principal amount of the Securities and any accrued and unpaid Interest and any accrued and unpaid Contingent Interest, if any, on all the Securities shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholders. The Holders of a majority in aggregate principal amount of the Securities at the time outstanding, by notice to the Trustee (and without notice to any other Securityholder) may rescind an acceleration and its consequences, and thereby waive the Events of Default giving rise to such acceleration, if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of the principal amount of the Securities and any accrued and unpaid Interest and any accrued and unpaid Contingent Interest, if any, that have become due solely as a result of acceleration. No such rescission shall affect any subsequent Event of Default or impair any right consequent thereto.

Section 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of the principal amount of the Securities and any accrued and unpaid Interest and any accrued and unpaid Contingent Interest, if any, on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

The Trustee may maintain a proceeding even if the Trustee does not possess any of the Securities or does not produce any of the Securities in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of, or acquiescence in, the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

Section 6.04. Waiver of Past Defaults. The Holders of a majority in aggregate principal amount of the Securities at the time outstanding, by notice to the Trustee (and without notice to any other Securityholder), may waive any existing or past Default and its consequences except (1) an Event of Default described in clauses (a), (c), (d), and (e) of Section 6.01 or (2) an Event of Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Securityholder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right. This Section 6.04 shall be in lieu of Section 316(a)1(B) of the TIA and such Section 316(a)1(B) is hereby expressly excluded from this Indenture, as permitted by the TIA.

Section 6.05. Control by Majority. The Holders of a majority in aggregate principal amount of the Securities at the time outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability; provided, that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction or this Agreement. Prior to taking any action under this Indenture, the Trustee may require indemnity satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action. This Section 6.05 shall be in lieu of Section 316(a)1(A) of the TIA and such Section 316(a)1(A) is hereby expressly excluded from this Indenture, as permitted by the TIA.

Section 6.06. Limitation on Suits. A Securityholder may not pursue any remedy with respect to this Indenture or the Securities, except in case of a Default due to the non-payment of the principal amount of the Securities, any accrued and unpaid Interest or any accrued and unpaid Contingent Interest, if any, unless:

(1)	the Holder gives to the Trustee written notice stating that a Default is continuing;

(2)	the Holders of at least 25% in aggregate principal amount of the Securities at the time outstanding make a written request to the Trustee to pursue the remedy;

(3)	such Holder or Holders offer reasonable security or indemnity to the Trustee against any costs, liability or expense;

(4)	the Trustee does not comply with the request within 60 days after receipt of such notice and offer of security or indemnity; and

(5)	the Holders of a majority in aggregate principal amount of the Securities at the time outstanding do not give the Trustee a direction inconsistent with the request during such 60-day period.

A Securityholder may not use this Indenture to prejudice the rights of any other Securityholder or to obtain a preference or priority over any other Securityholder.

Section 6.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of the principal amount of the Securities and any accrued and unpaid Interest, and any accrued and unpaid Contingent Interest, if any, in respect of the Securities held by such Holder, on or after the respective due dates expressed in the Securities or any Redemption Date, Repurchase Date or Fundamental Change Repurchase Date, and to convert the Securities in accordance with Article 10, or to bring suit for the enforcement of any such payment or the right to convert on or after such respective dates, shall not be impaired or affected adversely without the consent of such Holder.

Section 6.08. Collection Suit by Trustee. If an Event of Default described in Section 6.01 clauses (a) through (e) (other than (b)) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount owing with respect to the Securities and the amounts provided for in Section 7.07.

Section 6.09. Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal amount of the Securities and any accrued and unpaid Interest and accrued and unpaid Contingent Interest, if any, in respect of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of any such amount) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)  to file and prove a claim for the whole principal amount of the Securities and any accrued and unpaid Interest and any accrued and unpaid Contingent Interest, if any, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel or any other amounts due the Trustee under Section 7.07) and of the Holders allowed in such judicial proceeding, and

(b)  to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

The Company agrees not to object to the Trustee participating as a member of any official committee of creditors of the Company as it deems necessary or advisable.

Section 6.10. Priorities. Any money collected by the Trustee pursuant to this Article 6, and, after an Event of Default, any money or other property distributable in respect of the Company’s obligations under this Indenture, shall be paid out in the following order:

FIRST: to the Trustee (including any predecessor Trustee) for amounts due under Section 7.07;

SECOND: to Securityholders for amounts due and unpaid on the Securities for the principal amount of the Securities and any accrued and unpaid Interest and any accrued and unpaid Contingent Interest, if any, as the case may be, ratably, without preference or priority of any kind, according to such amounts due and payable on the Securities; and

THIRD: the balance, if any, to the Company.

The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section 6.10. At least 15 days before such record date, the Trustee shall mail to each Securityholder and the Company a notice that states the record date, the payment date and the amount to be paid.

Section 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant (other than the Trustee) in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in aggregate principal amount of the Securities at the time outstanding. This Section 6.11 shall be in lieu of Section 315(e) of the TIA and such Section 315(e) is hereby expressly excluded from this Indenture, as permitted by the TIA.

Section 6.12. Waiver of Stay, Extension or Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other law wherever enacted, now or at any time hereafter in force, which would prohibit or forgive the Company from paying all or any portion of the principal amount of the Securities and any accrued and unpaid Interest and any accrued and unpaid Contingent Interest, if any, on Securities, as contemplated herein, or which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE 7

TRUSTEE

Section 7.01. Duties of Trustee.

(a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Except during the continuance of an Event of Default:

(i) the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied duties shall be read into this Indenture against the Trustee; and

(ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture, but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine such certificates and opinions to determine whether or not they conform to the requirements of this Indenture, but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein. This Section 7.01(b) shall be in lieu of Section 315(a) of the TIA and such Section 315(a) is hereby expressly excluded from this Indenture, as permitted by the TIA.

(c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i) this Section 7.01 (c) does not limit the effect of Sections 7.01(b) and 7.01(g);

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

Subparagraphs (c)(i), (ii) and (iii) shall be in lieu of Sections 315(d)(1), 315(d)(2) and 315(d)(3) of the TIA and such Sections 315(d)(1), 315(d)(2) and 315(d)(3) are hereby expressly excluded from this Indenture, as permitted by the TIA.

(d) Every provision of this Indenture that in any way relates to the Trustee is subject to this Section 7.01.

(e) The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense.

(f) Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee (acting in any capacity hereunder) shall be under no liability for interest on any money received by it hereunder unless otherwise agreed in writing with the Company (provided that any interest earned on money held by the Trustee in trust hereunder shall be the property of the Company).

(g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

Section 7.02. Rights of Trustee. Subject to the provisions of Section 7.01:

(a)  the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document (whether in original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officer’s Certificate;

(c)  the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(d)  the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith which it believes to be authorized or within its rights or powers conferred under this Indenture;

(e)  the Trustee may consult with counsel selected by it and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(f)  the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders, pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby;

(g) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

(h)  the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to, during regular business hours, examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

(i)   the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder;

(j)  the Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which certificate may be signed by any person authorized to sign an Officer’s Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded;

(k)  the permissive rights of the Trustee to take certain actions under this Indenture shall not be construed as a duty unless so specified herein;

(l) the Trustee shall not be deemed to have notice or be charged with knowledge of any Default or Event of Default unless written notice of such default or Event of Default from the Company or any Holder is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture;

(m)           anything in this Indenture notwithstanding, in no event shall the Trustee be liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to loss of profit), even if the Trustee has been advised as to the likelihood of such loss or damage and regardless of the form of action; and

(n)           the Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its control, including, without limitation, any provision of any law or regulation or any act of any governmental authority, acts of God; earthquakes; fire; flood; terrorism; wars and other military disturbances; sabotage; epidemics; riots; interruptions; loss or malfunctions of utilities, computer (hardware or software) or communication services; accidents; labor disputes; acts of civil or military authority and governmental action.

Section 7.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, Conversion Agent or co-registrar may do the same with like rights. However, the Trustee must comply with Section 7.10 and Section 7.11.

Section 7.04. Trustee’s Disclaimer. The Trustee makes no representation as to, and shall have no responsibility for, the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company’s use or application by the Company of the Securities or of the proceeds from the Securities, it shall not be responsible for the correctness of any statement in the registration statement for the Securities under the Securities Act or in any offering document for the Securities, the Indenture or the Securities (other than its certificate of authentication), or the determination as to which beneficial owners are entitled to receive any notices hereunder.

Section 7.05. Notice of Defaults. If a Default or Event of Default occurs and if it is known to the Trustee, the Trustee shall give to each Securityholder notice of the Default or Event of Default within 90 days after it occurs or, if later, within 15 days after it is known to the Trustee, unless such Default or Event of Default shall have been cured or waived before the giving of such notice. Notwithstanding the preceding sentence, except in the case of a Default or Event of Default described in clauses (d) and (e) of Section 6.01, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interest of the Securityholders. The preceding sentence shall be in lieu of the proviso to Section 315(b) of the TIA and such proviso is hereby expressly excluded from this Indenture, as permitted by the TIA. The Trustee shall not be deemed to have knowledge of a Default or Event of Default unless a Responsible Officer of the Trustee has received written notice of such Default or Event of Default, which notice specifically references this Indenture and the Securities.

Section 7.06.  Reports by Trustee to Holders. Within 75 days after each December 31 beginning with December 31, 2012, the Trustee shall mail to each Securityholder a brief report dated as of such December 31 that complies with TIA Section 313(a), if required by such Section 313(a). The Trustee also shall comply with TIA Section 313(b). Any reports required by this Section 7.06 shall be transmitted by mail to Securityholders pursuant to TIA Section 313(c).

A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each securities exchange, if any, on which the Securities are listed. The Company agrees to notify the Trustee promptly whenever the Securities become listed on any securities exchange and of any delisting thereof.

Section 7.07. Compensation and Indemnity. The Company agrees:

(a) to pay to the Trustee from time to time such compensation as the Company and the

Trustee shall from time to time agree in writing for all services rendered by it hereunder (which compensation shall not be limited (to the extent permitted by law) by any provision of law in regard to the compensation of a trustee of an express trust);

(b) to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses, advances and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its own gross negligence or willful misconduct; and

(c) to indemnify the Trustee or any predecessor Trustee and their agents for, and to hold them harmless against, any loss, damage, claim, liability, cost or expense (including reasonable attorney’s fees and expenses, and taxes (other than taxes based upon, measured by or determined by the income of the Trustee)) incurred without gross negligence or willful misconduct on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim (whether asserted by the Company or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder.

To secure the Company’s payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay the principal amount of, or the Redemption Price, Repurchase Price, Fundamental Change Repurchase Price, Interest or Contingent Interest, if any, as the case may be, on particular Securities.

The Company’s payment, reimbursement and indemnity obligations pursuant to this Section 7.07 shall survive the satisfaction and discharge of this Indenture, the resignation or removal of the Trustee and the termination of this Indenture for any reason. In addition to and without prejudice to its rights hereunder, when the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 6.01(h) or Section 6.01(i), the expenses, including the reasonable charges and expenses of its counsel and the compensation for services payable pursuant to Section 7.07(a), are intended to constitute expenses of administration under any applicable federal or state bankruptcy, insolvency or similar laws.

For the purposes of this Section 7.07, the “Trustee” shall include any predecessor Trustee; provided, however, that except as may be otherwise agreed among the parties, the negligence, willful misconduct or bad faith of any Trustee hereunder shall not affect the rights of any other Trustee hereunder.

Section 7.08. Replacement of Trustee. The Trustee may resign at any time by so notifying the Company; provided, however, no such resignation shall be effective until a successor Trustee has accepted its appointment pursuant to this Section 7.08. The Holders of a majority in aggregate principal amount of the Securities at the time outstanding may remove the Trustee by so notifying the Trustee and the Company in writing. The Company shall remove the Trustee if:

(1)	the Trustee fails to comply with Section 7.10;

(2)	the Trustee is adjudged bankrupt or insolvent;

(3)	a receiver or public officer takes charge of the Trustee or its property; or

(4)	the Trustee otherwise becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason,

the Company shall promptly appoint, by resolution of its Board of Directors, a successor trustee.

A successor trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company satisfactory in form and substance to the retiring Trustee and the Company. Thereupon, and upon payment of the retiring Trustee’s charges and all other amounts payable to it hereunder, the resignation or removal of the retiring Trustee shall become effective, and the successor trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in aggregate principal amount of the Securities at the time outstanding may petition any court of competent jurisdiction at the expense of the Company for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

So long as no Default or Event of Default shall have occurred and be continuing, if the Company shall have delivered to the Trustee (i) a Board Resolution appointing a successor Trustee, effective as of a date at least 30 days after delivery of such Resolution to the Trustee, and (ii) an instrument of acceptance of such appointment, effective as of such date, by such successor Trustee in accordance with this Indenture, the Trustee shall be deemed to have resigned as contemplated in this Section 7.08, the successor Trustee shall be deemed to have been accepted as contemplated in this Indenture, all as of such date, and all other provisions of this Indenture shall be applicable to such resignation, appointment and acceptance.

Section 7.09. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, sells or transfers all or substantially all its corporate trust business or assets to, another Person, the resulting, surviving or transferee Person without any further act shall be the successor Trustee, subject to Sections 7.10 and 7.11.

Section 7.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA Sections 310(a)(1) and 310(b). The Trustee (or any parent holding company) shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. Nothing herein contained shall prevent the Trustee from filing with the Commission the application referred to in the penultimate paragraph of TIA Section 310(b).

Section 7.11. Preferential Collection of Claims Against Company. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

ARTICLE 8

DISCHARGE OF INDENTURE

Section 8.01. Discharge of Liability on Securities. When (i) the Company causes to be delivered to the Trustee all outstanding Securities (other than Securities replaced or repaid pursuant to Section 2.07) for cancellation or (ii) all outstanding Securities have become due and payable and the Company deposits with the Trustee cash sufficient to pay all amounts due and owing on all outstanding Securities (other than Securities replaced pursuant to Section 2.07), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 7.07, cease to be of further effect. The Trustee shall join in the execution of a document prepared by the Company acknowledging satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officer’s Certificate and Opinion of Counsel and at the cost and expense of the Company.

Section 8.02. Repayment to the Company. The Trustee and the Paying Agent shall return to the Company upon written request any money or securities held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years, subject to applicable abandoned property law. After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person and the Trustee and the Paying Agent shall have no further liability to the Securityholders with respect to such money or securities for that period commencing after the return thereof.

Section 8.03. Application of Trust Money. The Trustee shall hold in trust all money and other consideration deposited with it pursuant to Section 8.01 and shall apply such deposited money and other consideration through the Paying Agent and in accordance with this Indenture to the payment of amounts due on the Securities. Money and other consideration so held in trust is subject to the Trustee’s rights under Section 7.07.

ARTICLE 9

AMENDMENTS

Section 9.01. Without Consent of Holders. The Company and the Trustee may modify or amend this Indenture or the Securities without the consent of any Securityholder to:

(a) to comply with Section 10.12;

(b) add guarantees with respect to the Securities;

(c) remove any guarantee added to the Securities pursuant to clause (b) above, unless such guarantee is required pursuant to Section 5.01(a);

(d) add to the covenants of the Company for the benefit of the Holders of Securities;

(e) surrender any right or power herein conferred upon the Company;

(f)  provide for conversion rights of Holders of Securities if any reclassification or change of the Common Stock or any consolidation, merger or sale of all or substantially all of the Company’s assets occurs;

(g) provide for the assumption by a Successor Person of the Company’s obligations to the Holders of Securities in the case of a merger, consolidation, conveyance, transfer or lease pursuant to Article 5 hereof;

(h) provide for uncertificated Securities in addition to or in place of Certificated Securities; provided, however, that uncertificated Securities are issued in registered form for U.S. Federal income tax purposes;

(i) change the Conversion Rate in accordance with this Indenture; provided, however, that any increase in the Conversion Rate other than pursuant to Article 10 shall not adversely affect the interests of the Holders of Securities (after taking into account U.S. federal income tax and other consequences of such increase);

(j) comply with the requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

(k) cure any ambiguity or to correct or supplement any provision herein which may be inconsistent with any other provision herein or which is otherwise defective; provided, however, that any such change or modification does not, in the good faith opinion of the Board of Directors of the Company (as evidenced by a Board Resolution) and the Trustee, adversely affect the interests of the Holders of Securities in any material respect;

(l) add or modify any other provisions herein with respect to matters or questions arising hereunder which the Company and the Trustee may deem necessary or desirable and which, in the good faith opinion of the Board of Directors of the Company (as evidenced by a Board Resolution) and the Trustee, shall not adversely affect the interests of the Holders of Securities in any material respect;

(m) establish the form of Securities if issued in definitive form (substantially in the form of Exhibit B); or

(n) evidence and provide for the acceptance of the appointment under this Indenture of a successor Trustee in accordance with the terms of this Indenture.

Section 9.02. With Consent of Holders. Except as provided below in this Section 9.02 and in Section 9.01, this Indenture or the Securities may be amended, modified or supplemented, and noncompliance in any particular instance with any provision of this Indenture or the Securities may be waived, in each case with the written consent of the Holders of at least a majority of the principal amount of the Securities at the time outstanding.

Without the written consent or the affirmative vote of each Holder of Securities affected thereby, an amendment, supplement or waiver under this Section 9.02 may not:

(a) reduce the principal amount of or change the maturity of any Security, or the payment date of any installment of Interest or Contingent Interest payable on any Security;

(b)  reduce the Redemption Price, Repurchase Price or Fundamental Change Repurchase Price of, any Security or change the time at which or circumstances under which the Securities may be redeemed or repurchased;

(c) change the currency of payment of such Securities or Interest, Contingent Interest, Redemption Price, Fundamental Change Repurchase Price or Repurchase Price thereon;

(d) alter the manner of calculation or rate of accrual of Interest or Contingent Interest, or extend the time for payment of any such amount or the Redemption Price, Fundamental Change Repurchase Price or Repurchase Price of any Security;

(e) impair the right of any Holder to institute suit for the enforcement of any payment on or with respect to, or conversion of, any Security;

(f) adversely affect the repurchase option of the Holders of the Securities as provided in Article 3 or the right of the Holders of the Securities to convert any Security as provided in Article 10, except as otherwise permitted pursuant to Article 5 or Section 10.12 hereof;

(g) modify the redemption provisions of Article 3 in a manner adverse to the Holders of the Securities;

(h) change the Company’s obligation to maintain an office or agency in the places and for the purposes specified in this Indenture;

(i) modify any of the provisions of this Section, or reduce the percentage of the aggregate principal amount of outstanding Securities required to amend, modify or supplement the Indenture or the Securities or waive an Event of Default, except to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Security affected thereby; or

(j)  reduce the percentage of the aggregate principal amount of the outstanding Securities the consent of whose Holders is required for any such supplemental indenture entered into in accordance with this Section 9.02 or the consent of whose Holders is required for any waiver provided for in this Indenture.

It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

After an amendment under this Section 9.02 becomes effective, the Company shall mail to each Holder a notice briefly describing the amendment.

Section 9.03. Compliance With Trust Indenture Act. Every supplemental indenture executed pursuant to this Article shall comply with the TIA as then in effect.

Section 9.04. Revocation and Effect of Consents, Waivers and Actions. Until an amendment, waiver or other action by Holders becomes effective, a consent thereto by a Holder of a Security hereunder is a continuing consent by the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same obligation as the consenting Holder’s Security, even if notation of the consent, waiver or action is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent, waiver or action as to such Holder’s Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment, waiver or action becomes effective.

After an amendment, waiver or action becomes effective, it shall bind every Securityholder.

Section 9.05. Notice of Amendments, Notation on or Exchange of Securities. Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article 9 may, and shall if required by the Company, bear a notation in form approved by the Company as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for outstanding Securities.

The Trustee shall hold in trust all money and other consideration deposited with it pursuant to Section 8.01 and shall apply such deposited money and other consideration through the Paying Agent and in accordance with this Indenture to the payment of amounts due on the Securities. Money and other consideration so held in trust is subject to the Trustee’s rights under Section 7.07.

Section 9.06. Trustee to Sign Supplemental Indentures. The Trustee shall sign any supplemental indenture authorized pursuant to this Article 9 if the amendment contained therein does not affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign such supplemental indenture. In signing such supplemental indenture the Trustee shall receive, and (subject to the provisions of Section 7.01) shall be fully protected in relying upon, an Officer’s Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

Section 9.07. Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

ARTICLE 10

CONVERSIONS

Section 10.01. Conversion Privilege.

(a) Subject to the provisions of Section 3.08 and Section 10.02, the Securities shall be convertible (i) prior to the close of business on the Business Day immediately preceding December 15, 2031, upon satisfaction of one or more of the conditions described in Section 10.01(b), (ii) at any time prior to the close of business on the Business Day immediately preceding the Redemption Date, if the Company has called the Securities for redemption pursuant to Article 3 hereof, even if the Securities are not otherwise convertible at that time; and (iii) at any time from, and including, December 15, 2031 to, and including, the Business Day immediately preceding the Maturity Date, irrespective of the conditions described in Section 10.01(b), in each case, into cash, shares of Common Stock, or a combination thereof, as described in Section 10.02, in accordance with this Article 10.

(b) (i) Prior to the close of business on the Business Day immediately preceding December 15, 2031, Holders may surrender their Securities for conversion during any calendar quarter after the calendar quarter ending March 31, 2012 (and only during such calendar quarter), if the Closing Sale Price of the Common Stock for each of twenty (20) or more Trading Days in a period of thirty (30) consecutive Trading Days ending on the last Trading Day of the immediately preceding calendar quarter exceeds the Conversion Trigger Price in effect on the last Trading Day of the immediately preceding calendar quarter.  The Board of Directors will make appropriate adjustments to the Closing Sale Price, in its good faith determination, to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date of the event occurs, during the thirty (30) consecutive Trading Day period described in the preceding sentence.  The Company shall determine at the beginning of each calendar quarter commencing after March 31, 2012 whether the Securities may be surrendered for conversion in accordance with this Section 10.01(b)(i) and shall notify the Conversion Agent and the Trustee within ten (10) Business Days of the first day of such calendar quarter if the Securities become convertible in accordance with this Section 10.01(b)(i).

(ii)           Prior to the close of business on the Business Day immediately preceding December 15, 2031, Holders may surrender their Securities for conversion during the five (5) consecutive Business Days immediately after any five (5) consecutive Trading Day period (the “Security Measurement Period”) in which the Trading Price per $1,000 principal amount of Securities, as determined following a request by a Holder of Securities in accordance with the procedures set forth in this Section 10.01(b)(ii), for each Trading Day in such Security Measurement Period was equal to or less than 97% of the Conversion Value of the Securities on such Trading Day (the “Trading Price Condition”).  The Trading Prices shall be determined by the Bid Solicitation Agent pursuant to this Section 10.01(b)(ii) and the definition of Trading Price set forth in this Indenture.  The Company shall provide written notice to the Bid Solicitation Agent of the three independent nationally recognized securities dealers selected by the Company pursuant to the definition of Trading Price, along with appropriate contact information for each. The Bid Solicitation Agent shall have no obligation to determine the Trading Price of the Securities in accordance with this Section 10.01(b)(ii) unless requested by the Company, and the Company shall have no obligation to make such request unless a Holder of at least $1.0 million aggregate principal amount of Securities then outstanding provides the Company with reasonable evidence that the Trading Price per $1,000 principal amount of Securities would be equal to or less than 97% of the Conversion Value of the Securities.  Promptly after receiving such evidence, the Company shall instruct the Bid Solicitation Agent to determine the Trading Price of the Securities beginning on the next Trading Day and on each of the next five Trading Days until the Trading Price Condition is no longer satisfied.  If the Company does not so instruct the Bid Solicitation Agent to obtain bids when required pursuant to this Section 10.01(b)(ii), the Trading Price per $1,000 principal amount of the Securities shall be deemed to be equal to 97% of the Conversion Value of the Securities on each Trading Day that the Company fails to do so.  If, at any time after the Trading Price Condition set forth above has been met, the Trading Price per $1,000 principal amount of Securities is greater than 97% of the Conversion Value, the Company shall so notify the Holders of the Securities, the Trustee and the Conversion Agent (if other than the Trustee).

(iii)           Prior to the close of business on the Business Day immediately preceding December 15, 2031, if a Fundamental Change or a Make-Whole Fundamental Change occurs, then a Holder may surrender its Securities for conversion at any time during the period that begins on, and includes, the thirtieth (30th) Business Day before the date the Company originally announces as the anticipated effective date of the transaction and ends on, and includes, the thirtieth (30th) Business Day after the actual effective date of the transaction.  In addition, if the transaction is a Make-Whole Fundamental Change, then the Securities may also be surrendered for conversion at any time during the Make-Whole Conversion Period, and if the transaction is a Fundamental Change, then the Securities may also be surrendered for repurchase at any time until, and including, the Fundamental Change Repurchase Date for such Fundamental Change.  The Company shall notify Holders and the Trustee (a) as promptly as practicable following the date the Company publicly announces such transaction but in no event less than thirty (30) Business Days prior to the anticipated effective date of such transaction or (b) if the Company does not have knowledge of such transaction at least thirty (30) Business Days prior to the anticipated effective date of such transaction, within one (1) Business Day of the date upon which the Company receives notice, or otherwise becomes aware, of such transaction, but in no event later than the actual effective date of such transaction.

(iv)           Prior to the close of business on the Business Day immediately preceding December 15, 2031, if the Company elects to:

(A) distribute to all or substantially all holders of Common Stock any rights, options or warrants entitling them, for a period of not more than sixty (60) days after the record date of such distribution, to purchase or subscribe for shares of Common Stock at a price per share less than the average of the Closing Sale Prices of the Common Stock over the ten (10) consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Dividend Date for such distribution; or

(B) distribute to all or substantially all holders of Common Stock the Company’s assets, debt securities or rights to purchase the Company’s securities, which distribution has a per share value, as reasonably determined by the Board of Directors, exceeding 10% of the Closing Sale Price of the Common Stock on the Trading Day preceding the date of announcement of such distribution, then, in each case, the Company shall mail to Holders and the Trustee written notice at least thirty (30) Business Days before the Ex-Dividend Date for such distribution.  Once the Company has given such notice, Holders may surrender Securities for conversion at any time until the earlier of the close of business on the Business Day immediately preceding the Ex-Dividend Date and the Company’s announcement that such distribution will not take place, even if the Securities are not otherwise convertible at such time.

(c) The initial Conversion Rate shall be 39.9752 shares of Common Stock per $1,000 principal amount of Securities.  The Conversion Rate shall be subject to adjustment in accordance with Sections 10.06 through 10.15.

(d) A Holder may convert a portion of the principal amount of a Security if such portion is $1,000 principal amount or an integral multiple of $1,000 principal amount.  Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of such Security.

(e) If the Securities shall be convertible in accordance with this Section 10.01, the Company shall provide written notice to the Trustee, the Conversion Agent (if other than the Trustee) and Holders, at the addresses appearing on the Registrar’s books, and the Company shall publicly announce, through a reputable national newswire service, that the Securities have become convertible, stating, among other things:

(i) the event causing the Securities to become convertible;

(ii) the time during which the Securities shall be convertible as a result of that event;

(iii) if that event is a transaction described under Section 10.01(b)(iii) or Section 10.01(b)(iv), the anticipated effective date of the transaction; and

(iv) the procedures Holders must follow to convert their Securities, including the name and address of the Conversion Agent.

The Company shall mail the notice, and make the public announcement, as soon as practicable, but in no event later than the open of business on the Business Day immediately following the date the Securities become convertible as a result of the event.

Section 10.02. Conversion Procedure and Payment Upon Conversion.

(a) To convert a Security, a Holder must (1) complete and manually sign the Conversion Notice, with appropriate signature guarantee, or facsimile of the Conversion Notice and deliver the completed Conversion Notice to the Conversion Agent, (2) surrender the Security to the Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by the Registrar or Conversion Agent, (4) pay the amount of interest, if any, required by Section 10.02(e), and (5) pay any tax or duty if required pursuant to Section 10.04.  If a Holder holds a beneficial interest in a Global Security, to convert such Security, the Holder must comply with clauses (4) and (5) above and the Depositary’s procedures for converting a beneficial interest in a Global Security.

Upon conversion of a Holder’s Security, the Company shall pay or deliver, as the case may be, through the Conversion Agent, shares of Common Stock (together with cash in lieu of any fractional share), cash, or a combination thereof (together with cash in lieu of any fractional share) as set forth in this Section 10.02(a).  The Company shall inform Holders in writing through the Trustee of its election to deliver shares of Common Stock (together with cash in lieu of any fractional share), pay cash or deliver and pay, as the case may be, a combination thereof (together with cash in lieu of any fractional share) upon conversion of any Securities (and the Specified Cash Amount, if applicable, as described in the immediately succeeding paragraph):

(i) in respect of Securities converted during the period beginning on, and including, the twenty-second (22nd) Business Day immediately preceding the Maturity Date and ending on, and including the Business Day immediately preceding the Maturity Date, no later than the twenty-third (23rd) Business Day immediately preceding the Maturity Date; and

(ii) in all other cases, no later than two Business Days following the applicable Conversion Date.

If, in respect of any conversion of Securities, the Company has not irrevocably elected Net Share Settlement (as described in Section 10.02(b)), and the Company does not give notice (including notice of the Specified Cash Amount, if applicable) within the time periods described in the immediately preceding sentence as to how it intends to settle its conversion obligation with respect to such Securities, the Company shall satisfy such conversion obligation by delivering solely shares of Common Stock (other than solely cash in lieu of any fractional share).

If the Company chooses to satisfy a portion (but not all) of its conversion obligation by paying cash (other than solely cash in lieu of any fractional share), or if the Company has irrevocably elected Net Share Settlement as described in Section 10.02(b), the Company shall notify the converting Holder(s) during the periods set forth in the immediately preceding paragraph of the amount to be satisfied in cash as a fixed dollar amount per $1,000 principal amount of Securities (the “Specified Cash Amount”); provided that if the Company has previously irrevocably elected Net Share Settlement as described in Section 10.02(b), the Specified Cash Amount must be at least equal to $1,000.  If, subsequent to the Company irrevocably electing Net Share Settlement or electing to satisfy a portion (but not all) of its conversion obligation by paying cash (other than solely cash in lieu of any fractional share), the Company fails to timely notify converting Holders of the Specified Cash Amount, the Specified Cash Amount shall be deemed to be $1,000.

The Company shall treat all converting Holders with the same Conversion Date in the same manner.  Except for any conversion that occurs on or after the twenty-second (22nd) Business Day immediately preceding the Maturity Date, the Company shall not, however, have any obligation to settle conversions occurring on different Conversion Dates in the same manner.

If the Company elects to settle any conversion of Securities by delivering solely shares of Common Stock (other than solely cash in lieu of fractional shares) or if the Company has irrevocably elected Full Physical Settlement as described in Section 10.02(c), such settlement shall occur within three Business Days of the relevant Conversion Date.  Except upon conversion in connection with a Common Stock Change Make-Whole Fundamental Change where the consideration for Common Stock is comprised entirely of cash as described in Section 10.15(c), any settlement of a conversion of the Securities made entirely or partially in cash (other than solely cash in lieu of fractional shares) (including if the Company has irrevocably elected Net Share settlement as described in Section 10.02(b)) shall occur on the third Business Day immediately following the final Trading Day of the applicable Cash Settlement Period.

The amount of cash and number of Common Stock, as the case may be, due upon conversion of Securities shall be determined as follows:

(2) If the Company elects to satisfy its entire conversion obligation by delivering shares of Common Stock or if the Company has irrevocably elected Full Physical Settlement as described in Section 10.02(c), the

Company shall deliver to each converting Holder a number of shares of Common Stock equal to (i) (A) the aggregate principal amount of Securities to be converted, divided by (B) $1,000 multiplied by (ii) the Conversion Rate in effect on the relevant Conversion Date (provided that the Company shall deliver cash in lieu of fractional shares as described in Section 10.03).

(3) If the Company elects to satisfy its entire conversion obligation by paying cash, the Company shall pay to each converting Holder, for each $1,000 principal amount of Securities so converted, cash in an amount equal to the sum of the Daily Conversion Values for each of the twenty (20) consecutive Trading Days in the relevant Cash Settlement Period.

(4) Subject to the sixth paragraph of this Section 10.02(a), if the Company elects to satisfy the conversion obligation by delivering or paying, as the case may be, a combination of shares of Common Stock and cash, or if the Company has irrevocably elected Net Share Settlement pursuant to Section 10.02(b), the Company shall deliver to each converting Holder, for each $1,000 principal amount of Securities so converted, cash and shares of Common Stock equal to the sum of the Daily Settlement Amounts for each of the twenty (20) consecutive Trading Days in the relevant Cash Settlement Period.

The Daily Settlement Amounts (if applicable) and the Daily Conversion Values (if applicable) shall be determined by the Company promptly following the last day of the applicable Cash Settlement Period.  Promptly after such determination of the Daily Settlement Amounts or the Daily Conversion Values, as the case may be, and the amount of cash deliverable in lieu of fractional shares (if any), the Company shall notify the Trustee and the Conversion Agent of the Daily Settlement Amounts or the Daily Conversion Values, as the case may be, and the amount of cash deliverable in lieu of fractional shares (if any).  The Trustee and the Conversion Agent shall have no responsibility for any such determination.

(b)           Subject to the sixth paragraph of Section 10.02(a), at any time on or prior to the twenty-third (23rd) Business Day immediately preceding the Maturity Date, the Company may irrevocably elect to satisfy its conversion obligation with respect to all Securities converted after the date of such election by delivering cash up to the aggregate principal amount of Securities to be converted, and shares of Common Stock, cash or a combination thereof in respect of the remainder, if any, of the conversion obligation (“Net Share Settlement”).  Such election (a “Net Share Settlement Election”) shall be in the Company’s sole discretion and shall not require the consent of Holders.  Upon making a Net Share Settlement Election, the Company shall promptly (i) issue a press release and use its reasonable best efforts to post such information on its website or otherwise publicly disclose this information or (ii) provide written notice to Holders by mailing such notice to Holders at their addresses shown in the register of the Registrar, or if such Securities are held in book-entry form through the Depositary, through the applicable notice procedures of the Depositary.

(c)           Subject to the sixth paragraph of Section 10.02(a), at any time on or prior to the twenty-third (23rd) Business Day immediately preceding the Maturity Date, the Company may irrevocably elect to satisfy its conversion obligation with respect to all Securities converted after the date of such election by delivering solely shares of Common Stock (other than solely cash in lieu of fractional shares) in respect of the conversion obligation (“Full Physical Settlement”).  Such election (a “Full Physical Settlement Election”) shall be in the Company’s sole discretion and shall not require the consent of Holders.  Upon making a Full Physical Settlement Election, the Company shall promptly (i) issue a press release and use its reasonable best efforts to post such information on its website or otherwise publicly disclose this information or (ii) provide written notice to Holders by mailing such notice to Holders at their addresses shown in the register of the Registrar, or if such Securities are held in book-entry form through the Depositary, through the applicable notice procedures of the Depositary.

    (d)           A Holder receiving shares of Common Stock upon conversion shall not be entitled to any rights as a holder of Common Stock, including, among other things, the right to vote and receive dividends and notices of shareholder meetings, until the close of business on the Conversion Date (if the Company delivers solely shares of Common Stock in respect of the conversion obligation, other than solely cash in lieu of fractional shares delivered pursuant to Section 10.03, or if the Company has irrevocably elected Full Physical Settlement as described in Section 10.02(c)) or the close of business on the last Trading Day of the relevant Cash Settlement Period (if the Company delivers cash in respect of a portion (but not all) of the conversion obligation pursuant to Section 10.02(a), other than solely cash in lieu of any fractional shares delivered pursuant to Section 10.03, or if the Company has irrevocably elected Net Share Settlement as described in Section 10.02(b)).  On and after the Conversion Date with respect to a conversion of a Security pursuant hereto, all rights of the Holder of such Security shall terminate, other than the right to receive the consideration deliverable upon conversion of such Security as provided herein.

(e)           Except as provided in the Securities or in this Article 10, no payment or adjustment will be made for accrued interest on a converted Security or for dividends on any Common Stock issued on or prior to conversion, and accrued interest, if any, will be deemed to be paid by the consideration paid to the Holder upon conversion.  On conversion of a Security, accrued Tax Original Issue Discount attributable to the period from the Issue Date of the Security through the Conversion Date, and (except as provided below) accrued interest, if any, with respect to the converted Security shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through delivery of the Common Stock (together with the cash payment, if any, in lieu of fractional shares), or cash or a combination of cash and Common Stock in lieu thereof, in exchange for the Security being converted pursuant to the provisions hereof; and the fair market value of such shares of Common Stock (together with any such cash payment in lieu of fractional shares), or cash or a combination of cash and Common Stock in lieu thereof, shall be treated as delivered, to the extent thereof, first in exchange for Tax Original Issue Discount accrued through the Conversion Date and accrued interest, if any, and the balance, if any, of the fair market value of such Common Stock (and any such cash payment in lieu of fractional shares), or cash in lieu thereof, shall be treated as delivered in exchange for the remaining principal payments due on the Security being converted pursuant to the provisions hereof.  If any Holder surrenders a Security for conversion after the close of business on the Record Date for the payment of an installment of interest and prior to the open of business on the next Interest Payment Date, then, notwithstanding such conversion, the full amount of interest payable with respect to such Security on such Interest Payment Date shall be paid on such Interest Payment Date to the Holder of record of such Security at the close of business on such Record Date; provided, however, that such Security, when surrendered for conversion, must be accompanied by payment in cash to the Conversion Agent on behalf of the Company of the full amount equal to the interest payable on such Interest Payment Date on the portion so converted; provided further, however, that such payment to the Conversion Agent described in the immediately preceding proviso in respect of a Security surrendered for conversion shall not be required with respect to a Security that (i) the Company has specified a Redemption Date that is after an Interest Record Date but on or prior to the corresponding Interest Payment Date (i) is surrendered for conversion after the close of business on the Record Date immediately preceding the Maturity Date or (ii) is surrendered for conversion after the close of business on a Record Date for the payment of an installment of interest and on or before the open of business on the related Interest Payment Date, where, pursuant to Section 3.07 or Section 3.08, the Company has specified, a Repurchase Date or a Fundamental Change Repurchase Date that is after such Record Date and on or before such Interest Payment Date; provided further that, if the Company shall have, prior to the Conversion Date with respect to a Security, defaulted in a payment of interest on such Security, then in no event shall the Holder of such Security who surrenders such Security for conversion be required to pay such defaulted interest or the interest that shall have accrued on such defaulted interest pursuant to Section 2.16 or otherwise (it being understood that nothing in this Section 10.02(e) shall affect the Company’s obligations under Section 2.16).

    (f)           If a Holder converts more than one Security at the same time, the number of full shares of Common Stock issuable upon such conversion, if any, shall be based on the total principal amount of all Securities converted.

(g)           Upon surrender of a Security that is converted in part, the Trustee shall authenticate for the Holder a new Security equal in principal amount to the unconverted portion of the Security surrendered.

(h)           If the last day on which a Security may be converted is a Legal Holiday in a place where a Conversion Agent is located, the Security may be surrendered to that Conversion Agent on the next succeeding day that is not a Legal Holiday.

Section 10.03. Cash In Lieu Of Fractional Shares.

The Company will not issue a fractional share of Common Stock upon conversion of a Security. Instead, the Company shall pay cash in lieu of fractional shares based on the Closing Sale Price of Common Stock on the Conversion Date (if the Company delivers solely shares of Common Stock to satisfy its conversion obligation, other than solely cash in lieu of fractional shares, or if the Company has irrevocably elected Full Physical Settlement pursuant to Section 10.02(c)) or the Closing Sale Price of Common Stock on the last Trading Day of the relevant Cash Settlement Period (if the Company delivers cash to satisfy a portion, but less than all, of its conversion obligation, other than solely cash in lieu of any fractional shares, or if the Company has irrevocably elected Net Share Settlement pursuant to Section 10.02(b)).

Section 10.04. Taxes On Conversion.

If a Holder converts its Security, the Company shall pay any documentary, stamp or similar issue or transfer tax or duty due on the issue, if any, of Common Stock upon the conversion.  However, such Holder shall pay any such tax or duty which is due because such shares are issued in a name other than such Holder’s name.  The Conversion Agent may refuse to deliver a certificate representing the Common Stock to be issued in a name other than such Holder’s name until the Conversion Agent receives a sum sufficient to pay any tax or duty which will be due because such shares are to be issued in a name other than such Holder’s name.

Section 10.05. Company To Provide Common Stock.

The Company shall at all times reserve out of its authorized but unissued Common Stock or Common Stock held in its treasury enough shares of Common Stock to permit the conversion, in accordance herewith, of all of the Securities (assuming, for such purposes, that the Company has previously elected Full Physical Settlement pursuant to Section 10.02(c)).  The shares of Common Stock, if any, due upon conversion of a Global Security shall be delivered by the Company in accordance with the Depositary’s customary practices.

All shares of Common Stock which may be issued upon conversion of the Securities shall be validly issued, fully paid and non-assessable and shall be free of preemptive or similar rights and free of any lien or adverse claim.

The Company shall comply with all securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Securities and shall list such shares on each national securities exchange or automated quotation system on which the shares of Common Stock are listed.

Section 10.06. Adjustment Of Conversion Rate.

The Conversion Rate shall be subject to adjustment from time to time, without duplication, upon the occurrence of any of the following events:

(a) If the Company issues shares of Common Stock as a dividend or distribution on the shares of Common Stock, or if the Company effects a share split or share combination, the Conversion Rate shall be adjusted based on the following formula:

where

CR0	=
the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution, or the open of business on the effective date of such share split or share combination, as the case may be;

CR'	=
the Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such dividend or distribution, or the open of business on the effective date of such share split or share combination, as the case may be;

OS0	=
the number of shares of Common Stock outstanding immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution, or the open of business on the effective date of such share split or share combination, as the case may be; and

OS'	=	the number of shares of Common Stock outstanding immediately after such dividend or distribution, or such share split or share combination, as the case may be.

Any adjustment made under this Section 10.06(a) shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution, or immediately after the open of business on the effective date for such share split or share combination, as the case may be.  If any dividend or distribution of the type described in this Section 10.06(a) is declared but not so paid or made, or any share split or combination of the type described in this Section 10.06(a) is announced but the outstanding shares of Common Stock are not split or combined, as the case may be, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, or not to split or combine the outstanding shares of Common Stock, as the case may be, to the Conversion Rate that would then be in effect if such dividend, distribution, share split or share combination had not been declared or announced.

(b) If the Company distributes to all or substantially all holders of the Common Stock any rights, options or warrants entitling them, for a period expiring not more than sixty (60) days immediately following the record date of such distribution, to purchase or subscribe for shares of Common Stock, at a price per share less than the average of the Closing Sale Prices of the Common Stock over the ten (10) consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Dividend Date for such distribution, the Conversion Rate shall be increased based on the following formula:

where

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;

CR'	=	the Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such distribution;

OS0	=	the number of shares of Common Stock that are outstanding immediately prior to the open of business on the Ex-Dividend Date for such distribution;

X	=	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y	=
the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the Closing Sale Prices of the Common Stock over the ten (10) consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Dividend Date for such distribution.

Any increase made under this Section 10.06(b) shall be made successively whenever any such rights, options or warrants are distributed and shall become effective immediately after the open of business on the Ex-Dividend Date for such distribution.  The Company shall not issue any such rights, options, or warrants in respect of Common Stock held in treasury by the Company.  To the extent that shares of Common Stock are not delivered after the expiration of such rights, options or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the increase with respect to the distribution of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered.  If such rights, options or warrants are not so distributed, the Conversion Rate shall be decreased to be the Conversion Rate that would then be in effect if such Ex-Dividend Date for such distribution had not occurred.

In determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such average of the Closing Sale Prices for the ten (10) consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Dividend Date for such distribution, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.  In no event shall the Conversion Rate be decreased pursuant to this Section 10.06(b).

(c) If the Company distributes shares of its Capital Stock, evidences of its indebtedness or other of its assets, securities or property, but excluding (i) dividends or distributions covered by Sections 10.06(a) and 10.06(b), (ii) dividends or distributions paid exclusively in cash covered by Section 10.06(d), and (iii) Spin-Offs to which the provisions set forth in the latter portion of this Section 10.06(c) shall apply (any of such shares of Capital Stock, indebtedness or other assets, securities or property, the “Distributed Assets”), to all or substantially all holders of Common Stock, then, in each such case the Conversion Rate shall be increased based on the following formula:

where

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;

CR'	=	the Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such distribution;

SP0	=
the average of the Closing Sale Prices of the Common Stock over the ten (10) consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV	=
the fair market value (as determined by the Board of Directors) of the shares of Capital Stock, evidences of indebtedness, assets, securities or property distributable with respect to each outstanding share of Common Stock as of the open of business on the Ex-Dividend Date for such distribution.

If the Board of Directors determines “FMV” for purposes of this Section 10.06(c) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the Closing Sale Prices of the Common Stock over the ten (10) consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Dividend Date for such distribution.

Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than the “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Security shall receive, for each $1,000 principal amount of Securities, at the same time and upon the same terms as the holders of the Common Stock, the amount and kind of Distributed Assets that such Holder would have received as if such Holder owned a number of shares of Common Stock equal to the Conversion Rate in effect on the Ex-Dividend Date for such distribution.

Any increase made under the portion of this Section 10.06(c) above shall become effective immediately after the open of business on the Ex-Dividend Date for such distribution.  If such distribution is not so paid or made, the Conversion Rate shall be decreased to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

With respect to an adjustment pursuant to this Section 10.06(c) where there has been a payment of a dividend or other distribution on the Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Company, where such Capital Stock or similar equity interest is listed or quoted (or will be listed or quoted upon consummation of the Spin-Off) on a U.S. national securities exchange (a “Spin-Off”), the Conversion Rate in effect immediately before the close of business on the tenth (10th) Trading Day immediately following, and including, the Ex-Dividend Date of the Spin-Off shall be increased based on the following formula:

where

CR0	=	the Conversion Rate in effect immediately prior to the close of business on the tenth (10th) Trading Day immediately following, and including, the Ex-Dividend Date for the Spin-Off;

CR'	=	the Conversion Rate in effect immediately after the close of business on the tenth (10th) Trading Day immediately following, and including, the Ex-Dividend Date for the Spin-Off;

FMV0	=
the average of the Closing Sale Prices of the Capital Stock or similar equity interest distributed to holders of the Common Stock applicable to one share of Common Stock over the first ten (10) consecutive Trading Day period immediately following, and including, the Ex-Dividend Date for the Spin-Off; and

MP0	=	the average of the Closing Sale Prices of the Common Stock over the first ten (10) consecutive Trading Day period immediately following, and including, the Ex-Dividend Date for the Spin-Off.

The increase to the Conversion Rate under the preceding paragraph shall become effective at the close of business on the tenth (10th) Trading Day immediately following, and including, the Ex-Dividend Date for the Spin-Off; provided that, for purposes of determining the Conversion Rate, in respect of any conversion during the ten (10) Trading Days immediately following and including, the Ex-Dividend Date of any Spin-Off, references in the portion of this Section 10.06(c) related to Spin-Offs to ten (10) consecutive Trading Days shall be deemed replaced with such lesser number of consecutive Trading Days as have elapsed between the Ex-Dividend Date of such Spin-Off and the Conversion Date for such conversion.  If the Ex-Dividend Date for the Spin-Off is less than ten (10) Trading Days prior to, and including, the end of the Cash Settlement Period in respect of any conversion, references with respect to ten (10) Trading Days shall be deemed replaced, for purposes of calculating the affected daily Conversion Rates in respect of that conversion, with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date for such Spin-Off to, and including, the last Trading Day of such Cash Settlement Period.

Subject in all respects to Section 10.14, rights, options or warrants distributed by the Company to all holders of its Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company’s Capital Stock, including Common Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (a “Trigger Event”):  (i) are deemed to be transferred with such Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of the Common Stock, shall be deemed not to have been distributed for purposes of this Section 10.06(c) (and no adjustment to the Conversion Rate under this Section 10.06(c) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 10.06(c).  If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Ex-Dividend Date with respect to new rights, options or warrants with such rights (and a termination or expiration of the existing rights, options or warrants without exercise by any of the holders thereof).  In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 10.06(c) was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights, options or warrants had not been issued.

For purposes of Section 10.06(a), Section 10.06(b) and this Section 10.06(c), any dividend or distribution to which this Section 10.06(c) is applicable that also includes one or both of:

(i) a dividend or distribution of shares of Common Stock to which Section 10.06(a) is applicable (the “Clause A Distribution”); or

(ii) a dividend or distribution of rights, options or warrants to which Section 10.06(b) is applicable (the “Clause B Distribution”),

then (1) such dividend or distribution, other than the Clause A Distribution and Clause B Distribution, shall be deemed to be a dividend or distribution to which this Section 10.06(c) is applicable (the “Clause C Distribution”) and any Conversion Rate adjustment required by this Section 10.06(c) with respect to such Clause C Distribution shall then be made and (2) the Clause A Distribution and Clause B Distribution shall be deemed to immediately follow the Clause C Distribution and any Conversion Rate adjustment required by Section 10.06(a) and Section 10.06(b) with respect thereto shall then be made, except that, if determined by the Board of Directors (I) the Ex-Dividend Date of the Clause A Distribution and the Clause B Distribution shall be deemed to be the Ex-Dividend Date of the Clause C Distribution and (II) any shares of Common Stock included in the Clause A Distribution or Clause B Distribution shall be deemed not to be “outstanding immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution, or the open of business on the effective date of such share split or share combination, as the case may be” within the meaning of Section 10.06(a) or “outstanding immediately prior to the open of business on the Ex-Dividend Date for such distribution” within the meaning of Section 10.06(b).

In no event shall the Conversion Rate be decreased pursuant to this Section 10.06(c).

(d) If any cash dividend or distribution is made to all or substantially all holders of the Common Stock, the Conversion Rate shall be increased based on the following formula:

where

CR0 =	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution;

CR' =	the Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such dividend or distribution;

SP0 =	the average of the Closing Sale Prices of the Common Stock over the ten (10) consecutive Trading Day period immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C =	the amount in cash per share of Common Stock the Company distributes to holders of its Common Stock.

Such increase shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution.  If such dividend or distribution is not so paid, the Conversion Rate shall be decreased to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Security shall receive, for each $1,000 principal amount of Securities, at the same time and upon the same terms as holders of the Common Stock, the amount of cash such Holder would have received as if such Holder owned a number of shares of Common Stock equal to the Conversion Rate on the Ex-Dividend Date for such dividend or distribution.

In no event shall the Conversion Rate be decreased pursuant to this Section 10.06(d).

(e) If the Company or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for the Common Stock, if the cash and value of any other consideration included in the payment per share of Common Stock exceeds the average of the Closing Sale Prices of the Common Stock over the ten (10) consecutive Trading-Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Conversion Rate shall be increased based on the following formula:

where

CR0	=
the Conversion Rate in effect immediately prior to the close of business on the last Trading Day of the ten (10) consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

CR'	=
the Conversion Rate in effect immediately after the close of business on the last Trading Day of the ten (10) consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

AC	=	the aggregate value of all cash and any other consideration (as determined by the Board of Directors) paid or payable for shares of Common Stock purchased in such tender or exchange offer;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the date such tender or exchange offer expires (prior to giving effect to such tender offer or exchange offer);

OS'	=	the number of shares of Common Stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to such tender offer or exchange offer); and

SP'	=
the average of the Closing Sale Prices of the Common Stock over the ten (10) consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires.

The increase to the Conversion Rate under this Section 10.06(e) shall occur at the close of business on the tenth (10th) Trading Day immediately following, but excluding, the date such tender or exchange offer expires; provided that, for purposes of determining the Conversion Rate, in respect of any conversion during the ten (10) Trading Days immediately following, but excluding, the date that any such tender or exchange offer expires, references in this Section 10.06(e) to ten (10) Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed between the date that such tender or exchange offer expires and the Conversion Date for such conversion.  If the Trading Day immediately following the date the tender or exchange offer expires is less than ten (10) Trading Days prior to, and including, the end of the Cash Settlement Period in respect of any conversion, references to ten (10) Trading Days shall be deemed replaced, for purposes of calculating the affected daily Conversion Rates in respect of such conversion, with such lesser number of Trading Days as have elapsed from, and including, the Trading Day immediately following the date such tender or exchange offer expires to, and including, the last Trading Day of such Cash Settlement Period.  In no event shall the Conversion Rate be decreased pursuant to this Section 10.06(e).

(f) Notwithstanding this Section 10.06 or any other provision of this Indenture or the Securities, if a Conversion Rate adjustment becomes effective on any Ex-Dividend Date, and a Holder that has converted its Securities on or after such Ex-Dividend Date and on or prior to the related record date would be treated as the record holder of shares of Common Stock as of the related Conversion Date as described under Section 10.02 based on an adjusted Conversion Rate for such Ex-Dividend Date, then, notwithstanding the Conversion Rate adjustment provisions in this Section 10.06, the Conversion Rate adjustment relating to such Ex-Dividend Date shall not be made for such converting Holder. Instead, such Holder shall be treated as if such Holder were the record owner of the shares of Common Stock on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

(g) In addition to the foregoing adjustments in subsections (a), (b), (c), (d) and (e) above, the Company may, from time to time and to the extent permitted by law and the continued listing requirements of the NYSE, increase the Conversion Rate by any amount for a period of at least twenty (20) Business Days or any longer period as may be permitted or required by law, if the Board of Directors has made a determination, which determination shall be conclusive, that such increase would be in the best interests of the Company.  Such Conversion Rate increase shall be irrevocable during such period.  The Company shall give notice to the Trustee and cause notice of such increase to be mailed to each Holder of Securities at such Holder’s address as the same appears on the registry books of the Registrar, at least fifteen (15) days prior to the date on which such increase commences.

(h) Notwithstanding this Section 10.06 or any other provision of this Indenture or the Securities, if any Conversion Rate adjustment becomes effective, or any Ex-Dividend Date for any issuance, dividend or distribution (relating to a required Conversion Rate adjustment) occurs, during the period beginning on, and including, the open of business on a Conversion Date and ending on, and including, the close of business on the last Trading Day of a related Cash Settlement Period (if the Company elects to satisfy the related conversion obligation by paying cash, in whole or in part, in respect thereof or if the Company has irrevocably elected Net Share Settlement pursuant to Section 10.02(b)), the Board of Directors shall make adjustments to the Conversion Rate and the amount of cash or number of shares of Common Stock issuable upon conversion of the Securities, as the case may be, as is be necessary or appropriate to effect the intent of this Section 10.06 and the other provisions of Article 10 and to avoid unjust or inequitable results, as determined in good faith by the Board of Directors.  Any adjustment made pursuant to this Section 10.06 shall apply in lieu of the adjustment or other term that would otherwise be applicable.

(i) All calculations under this Article 10 shall be made to the nearest cent or to the nearest one-millionth of a share, as the case may be. Adjustments to the Conversion Rate will be calculated to the nearest 1/10,000th.

Section 10.07. No Adjustment.

Notwithstanding anything herein or in the Securities to the contrary, in no event shall the Conversion Rate be adjusted:

(a) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities;

(b) upon the issuance of any shares of Common Stock or restricted stock, restricted stock units, non-qualified stock options, incentive stock options or any other options or rights (including stock appreciation rights) to purchase shares of Common Stock pursuant to any present or future employee, director or consultant benefit plan or program of, or assumed by, the Company or any of its Subsidiaries;

(c) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (b) above and outstanding as of the date the Securities were first issued;

(d) for accrued and unpaid Interest, if any, including Contingent Interest, if any;

(e) upon the repurchase of any shares of Common Stock pursuant to an open-market share repurchase program or other buy-back transaction that is not a tender offer or exchange offer of the nature described in Section 10.06; or

(f) for a change in the par value of shares of Common Stock.

No adjustment in the Conversion Rate pursuant to Section 10.06 shall be required until cumulative adjustments amount to one percent (1%) or more of the Conversion Rate as last adjusted (or, if never adjusted, the initial Conversion Rate); provided, however, that any adjustments to the Conversion Rate which by reason of this paragraph are not required to be made shall be carried forward and taken into account in any subsequent adjustment to the Conversion Rate; provided further, that (i) on December 31 of each year and (ii) if the Securities have been converted pursuant to Section 10.01, then, in each case, any adjustments to the Conversion Rate that have been, and at such time remain, deferred pursuant to this Section 10.07 shall be given effect, and such adjustments, if any, shall no longer be carried forward and taken into account in any subsequent adjustment to the Conversion Rate.

No adjustment to the Conversion Rate need be made pursuant to Section 10.06 for a transaction (other than for share splits or share combinations pursuant to Section 10.06(a)) if the Company provides for each Holder to participate in the transaction, at the same time that holders of Common Stock participate in such transaction, without conversion, as if such Holder held a number of shares of Common Stock equal to a fraction whose numerator is the product of the Conversion Rate in effect on the Ex-Dividend Date or effective date, as applicable, of the transaction (without giving effect to any adjustment pursuant to Section 10.06 on account of such transaction) and the aggregate principal amount of Securities held by such Holder and whose denominator is one thousand dollars ($1,000).

Section 10.08. Other Adjustments.

In the event that, as a result of an adjustment made pursuant to Section 10.06 hereof, the Holder of any Security thereafter surrendered for conversion shall become entitled to receive any shares of Capital Stock other than Common Stock, thereafter the Conversion Rate of such other shares so receivable upon conversion of any Security shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in this Article 10.

Section 10.09. Adjustments For Tax Purposes.

Except as prohibited by law the Company may (but is not obligated to) increase the Conversion Rate, in addition to those required by Section 10.06 hereof, as it determines to be advisable in order that any stock dividend, subdivision of shares, distribution of rights to purchase stock or securities or distribution of securities convertible into or exchangeable for stock made by the Company or to its shareholders will not be taxable to the recipients thereof or in order to avoid or diminish any such taxation.

Section 10.10. Notice Of Adjustment.

Whenever the Conversion Rate is adjusted, the Company shall promptly mail to Holders at the addresses appearing on the Registrar’s books a notice of the adjustment and file with the Trustee an Officer’s Certificate briefly stating the facts requiring the adjustment and the manner of computing it.  The certificate shall be conclusive evidence of the correctness of such adjustment.

Section 10.11. Notice Of Certain Transactions.

In the event that:

(1) the Company takes any action, or becomes aware of any event, which would require an adjustment in the Conversion Rate,

(2) the Company takes any action that would require a supplemental indenture pursuant to Section 10.12, or

(3) there is a dissolution or liquidation of the Company,

the Company shall mail to Holders at the addresses appearing on the Registrar’s books and the Trustee a written notice stating the proposed record, effective or expiration date, as the case may be, of any transaction referred to in clause (1), (2) or (3) of this Section 10.11.  The Company shall mail such notice at least twenty (20) calendar days (or, in the case of any event that would require an adjustment in the Conversion Rate pursuant to Section 10.06(b), 10.06(c), 10.06(d) or 10.06(e), thirty (30) Business Days) before such date; however, failure to mail such notice or any defect therein shall not affect the validity of any transaction referred to in clause (1), (2) or (3) of this Section 10.11.

Section 10.12. Effect Of Reclassifications, Consolidations, Mergers, Binding Share Exchanges Or Sales On Conversion Privilege.

If the Company:

(i) reclassifies the Common Stock (other than a change only in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination of Common Stock to which Section 10.06 applies);

(ii) is a party to a consolidation, merger or binding share exchange; or

(iii) sells, transfers, leases, conveys or otherwise disposes of all or substantially all of the consolidated property or assets of the Company,

in each case pursuant to which the Common Stock would be converted into or exchanged for, or would constitute solely the right to receive, cash, securities or other property (any such event, a “Merger Event”) then, if a Holder converts its Securities on or after the effective date of any such transaction, subject to the Company’s right to settle all or a portion of its conversion obligation with respect to such Securities by paying cash (other than solely cash in lieu of any fractional share) as set forth in Section 10.02(a) and the Company’s right to irrevocably elect Net Share Settlement as set forth in Section 10.02(b), the Securities will be convertible into the same type (and same proportions) of consideration received by holders of Common Stock in such transaction (“Reference Property”) and, prior to or at the effective time of such Merger Event, the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture permitted under Section 9.01(i) providing for such change in the right to convert the Securities; provided, however, that at and after the effective time of the Merger Event, (A) the Company shall continue to have the right to determine the form of consideration to be paid or delivered, as the case may be, upon conversion of Securities in accordance with Section 10.02 and (B)(I) any amount payable in cash upon conversion of the Securities in accordance with Section 10.02 shall continue to be payable in cash, (II) any shares of Common Stock that the Company would have been required to deliver upon conversion of the Securities in accordance with Section 10.02 shall instead be deliverable in the amount and type of Reference Property that a holder of that number of shares of Common Stock would have received in such Merger Event and (III) the Volume-Weighted Average Price shall be calculated based on the value of a unit of Reference Property that a holder of one share of Common Stock would have received in such Merger Event.

If the Merger Event causes the Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of shareholder election), then (i) the Reference Property into which the Securities will be convertible shall be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such an election and (ii) the unit of Reference Property for purposes of the immediately preceding paragraph shall refer to the consideration referred to in clause (i) attributable to one share of Common Stock.  The Company shall notify Holders, the Trustee and the Conversion Agent (if other than the Trustee) of such weighted average as soon as practicable after such determination is made.

The supplemental indenture referred to in the first sentence of this Section 10.12 shall provide for adjustments of the Conversion Rate which shall be as nearly equivalent as may be practicable to the adjustments of the Conversion Rate provided for in this Article 10.  If, in the case of any such consolidation, merger, binding share exchange, sale, transfer, lease, conveyance or disposition, the stock or other securities and property (including cash) receivable thereupon by a holder of Common Stock includes shares of stock or other securities and property of a Person other than the successor or purchasing Person, as the case may be, in such consolidation, merger, binding share exchange, sale, transfer, lease, conveyance or disposition, then such supplemental indenture shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the Holders of the Securities as the Board of Directors in good faith shall reasonably determine necessary by reason of the foregoing (which determination shall be described in a Board Resolution).  The provisions of this Section 10.12 shall similarly apply to successive consolidations, mergers, binding share exchanges, sales, transfers, leases, conveyances or dispositions.

The Company shall not become a party to any Merger Event unless its terms are consistent with this Section 10.12.

None of the foregoing provisions shall affect the right of a Holder to convert its Securities into cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, as set forth in Section 10.01 and Section 10.02 prior to the effective date of such Merger Event.

In the event the Company shall execute a supplemental indenture pursuant to this Section 10.12, the Company shall promptly file with the Trustee an Officer’s Certificate briefly stating the reasons therefor, the kind or amount of shares of stock or securities or property (including cash) receivable by Holders of the Securities upon the conversion of their Securities after any such Merger Event and any adjustment to be made with respect thereto.

Section 10.13. Trustee’s Disclaimer.

The Trustee has no duty to determine when an adjustment under this Article 10 should be made, how it should be made or what such adjustment should be, but may accept as conclusive evidence of the correctness of any such adjustment, and shall be protected in relying upon, the Officer’s Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 10.10 hereof.  The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities, and the Trustee shall not be responsible for the failure by the Company to comply with any provisions of this Article 10.

The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to Section 10.12, but may accept as conclusive evidence of the correctness thereof, and shall be protected in relying upon, the Officer’s Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 10.12 hereof.

Section 10.14. Rights Distributions Pursuant To Shareholders’ Rights Plans.

Upon conversion of any Security or a portion thereof, the Company shall make provision such that the Holder thereof shall, to the extent such Holder is to receive shares of Common Stock upon such conversion, receive, in addition to, and concurrently with the delivery of, such shares of Common Stock upon conversion, the rights described in the  Rights Agreement and any future shareholders’ rights plan(s) of the Company then in effect, unless the rights have separated from the Common Stock prior to the time of conversion, in which case the Conversion Rate shall be adjusted at the time of separation as if the Company distributed to all holders of Common Stock, Distributed Assets as described in Section 10.06(c), subject to readjustment in the event of the expiration, termination or redemption of such rights.

Section 10.15. Increased Conversion Rate Applicable To Certain Securities Surrendered In Connection With Make-Whole Fundamental Changes.

(a) Notwithstanding anything herein to the contrary, the Conversion Rate applicable to each Security that is surrendered for conversion, in accordance with this Article 10, at any time during the period (the “Make-Whole Conversion Period”) from, and including, the effective date (the “Effective Date”) of a Make-Whole Fundamental Change (which Effective Date the Company shall disclose in the written notice and public announcement referred to in Section 10.15(e)) to, and including, the date that is thirty (30) Business Days after such Effective Date (or, if such Make-Whole Fundamental Change also constitutes a Fundamental Change, the Fundamental Change Repurchase Date corresponding to such Fundamental Change) shall be increased to an amount equal to the Conversion Rate that would, but for this Section 10.15, otherwise apply to such Security pursuant to this Article 10, plus an amount equal to the Make-Whole Applicable Increase.

(b) As used herein, “Make-Whole Applicable Increase” shall mean, with respect to a Make-Whole Fundamental Change, the amount, set forth in the following table, which corresponds to the Effective Date and the Applicable Price of such Make-Whole Fundamental Change:

Applicable Stock Price
Effective Date	$18.53	$20.00	$22.50	$25.00	$27.50	$30.00	$35.00	$40.00	$45.00	$50.00	$55.00	$60.00	$65.00	$70.00	$75.00
March 15, 2012	13.9840	12.0410	9.5320	7.7200	6.3760	5.3550	3.9360	3.0170	2.3840	1.9250	1.5780	1.3090	1.0940	0.9180	0.7730
March 15, 2013	13.6870	11.6570	9.0630	7.2210	5.8780	4.8760	3.5190	2.6660	2.0930	1.6840	1.3790	1.1440	0.9560	0.8030	0.6770
March 15, 2014	13.0430	10.9390	8.2900	6.4480	5.1400	4.1880	2.9450	2.1980	1.7130	1.3740	1.1240	0.9320	0.7790	0.6540	0.5510
March 15, 2015	12.5950	10.3390	7.5440	5.6580	4.3620	3.4570	2.3370	1.7090	1.3210	1.0580	0.8670	0.7210	0.6040	0.5090	0.4290
March 15, 2016	12.3200	9.7910	6.7130	4.7180	3.4250	2.5790	1.6330	1.1640	0.8960	0.7220	0.5960	0.4990	0.4210	0.3560	0.3010
March 15, 2017	12.4360	9.3850	5.6980	3.4520	2.1650	1.4500	0.8160	0.5730	0.4480	0.3680	0.3090	0.2620	0.2230	0.1900	0.1610
March 20, 2018	8.1930	5.9780	3.0960	1.0350	0.0750	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

provided, however, that:

(i) if the actual Applicable Price of such Make-Whole Fundamental Change is between two (2) Applicable Prices listed in the table above under the column titled “Applicable Price,” or if the actual Effective Date of such Make-Whole Fundamental Change is between two Effective Dates listed in the table above in the row immediately below the title “Effective Date,” then the Make-Whole Applicable Increase for such Make-Whole Fundamental Change shall be determined by linear interpolation between the Make-Whole Applicable Increases set forth for such higher and lower Applicable Prices, or for such earlier and later Effective Dates based on a three hundred and sixty five (365) day year, as applicable;

(ii) if the actual Applicable Price of such Make-Whole Fundamental Change is greater than $75.00 per share (subject to adjustment in the same manner as the Applicable Prices pursuant to Section 10.15(b)(iii)), or if the actual Applicable Price of such Make-Whole Fundamental Change is less than 18.53 per share (subject to adjustment in the same manner as the Applicable Prices pursuant to Section 10.15(b)(iii)), then the Make-Whole Applicable Increase shall be equal to zero (0);

(iii) if an event occurs that requires, pursuant to this Article 10 (other than solely pursuant to this Section 10.15), an adjustment to the Conversion Rate, then, on the date and at the time such adjustment is so required to be made, each Applicable Price set forth in the table above under the column titled “Applicable Price” shall be deemed to be adjusted so that such Applicable Price, at and after such time, shall be equal to the product of (1) such Applicable Price as in effect immediately before such adjustment to such Applicable Price and (2) a fraction whose numerator is the Conversion Rate in effect immediately before such adjustment to the Conversion Rate and whose denominator is the Conversion Rate to be in effect, in accordance with this Article 10, immediately after such adjustment to the Conversion Rate;

(iv) each Make-Whole Applicable Increase amount set forth in the table above shall be adjusted in the same manner, for the same events and at the same time as the Conversion Rate is to be adjusted pursuant to Section 10.06 through Section 10.14; and

(v) in no event shall the Conversion Rate applicable to any Security be increased pursuant to this Section 10.15 to the extent, but only to the extent, such increase shall cause the Conversion Rate applicable to such Security to exceed 53.9592 shares per $1,000 principal amount (the “Maximum Conversion Rate”); provided, however, that the Maximum Conversion Rate shall be adjusted at the same time and in the same manner in which, and for the same events for which, the Conversion Rate is to be adjusted pursuant to this Article 10.

(c) Upon surrender of Securities for conversion in connection with a Make-Whole Fundamental Change pursuant to Section 10.01(b)(iii), the Company shall, at its option, satisfy its conversion obligation by delivering or paying, as the case may be, shares of Common Stock (together with cash in lieu of any fractional share), cash or a combination of cash and shares of Common Stock (together with cash in lieu of any fractional share) in accordance with Section 10.02; provided, however, that if at the effective time of a Common Stock Change Make-Whole Fundamental Change the consideration for the Common Stock is comprised entirely of cash, for any conversion of Securities following the Effective Date of such Common Stock Change Make-Whole Fundamental Change, the conversion obligation shall be calculated based solely on the Applicable Price for the transaction and shall be deemed to be an amount equal to, per $1,000 principal amount of converted Securities, the applicable Conversion Rate (including any Make-Whole Applicable Increase), multiplied by such Applicable Price.  In such event, the cash due upon conversion shall be determined and paid to Holders in cash on the third Business Day following the Conversion Date.

(d) As used herein, “Applicable Price” shall have the following meaning with respect to a Make-Whole Fundamental Change: (a) if such Make-Whole Fundamental Change constitutes a Common Stock Change Make-Whole Fundamental Change and the consideration (excluding cash payments for fractional shares or pursuant to statutory appraisal rights) for the Common Stock in such Common Stock Change Make-Whole Fundamental Change consists solely of cash, then the “Applicable Price” with respect to such Common Stock Change Make-Whole Fundamental Change shall be equal to the cash amount paid per share of Common Stock in such Common Stock Change Make-Whole Fundamental Change and (b) in all other circumstances, the “Applicable Price” with respect to such Make-Whole Fundamental Change shall be equal to the average of the Closing Sale Prices per share of Common Stock for the five (5) consecutive Trading Days immediately preceding, but excluding, the Effective Date of such Make-Whole Fundamental Change, which average shall be appropriately adjusted by the Board of Directors, in its good faith determination, to account for any adjustment, pursuant hereto, to the Conversion Rate that shall become effective, or any event requiring, pursuant hereto, an adjustment to the Conversion Rate where the Ex-Dividend Date of such event occurs, at any time during such five (5) consecutive Trading Days.

(e) At least thirty (30) Business Days before the anticipated Effective Date of each proposed Make-Whole Fundamental Change, the Company shall mail to each Holder, in accordance with Section 12.02, written notice of, and shall publicly announce, through a reputable national newswire service, the anticipated Effective Date of such proposed Make-Whole Fundamental Change.  Each such notice and announcement shall also state that, in connection with such Make-Whole Fundamental Change, the Company shall increase, in accordance herewith, the Conversion Rate applicable to Securities entitled as provided herein to such increase (along with a description of how such increase shall be calculated and the time periods during which Securities must be surrendered in order to be entitled to such increase).  No later than the third Business Day after the Effective Date of each Make-Whole Fundamental Change, the Company shall mail, in accordance with Section 12.02, written notice of, and shall publicly announce, through a reputable national newswire service, such Effective Date and the Make-Whole Applicable Increase applicable to such Make-Whole Fundamental Change.

(f) For avoidance of doubt, the provisions of this Section 10.15 shall not affect or diminish the Company’s obligations, if any, pursuant to Article 3 with respect to a Make-Whole Fundamental Change.

(g) Nothing in this Section 10.15 shall prevent an adjustment to the Conversion Rate pursuant to Section 10.06 in respect of a Make-Whole Fundamental Change.

ARTICLE 11

CONTINGENT INTEREST

Section 11.01. Contingent Interest. (a) The Company shall pay Contingent Interest with respect to the Securities for any Contingent Interest Period if the average Trading Price of Securities for the five consecutive Trading Days ending on the third Trading Day immediately preceding the first day of the relevant Contingent Interest Period equals or exceeds 120% of the principal amount of such Securities.

(b) The amount of Contingent Interest payable per $1,000 principal amount of Securities in respect of any Contingent Interest Period shall equal 0.25% per annum calculated on the average Trading Price of $1,000 principal amount of Securities during the relevant five Trading Day period used to determine whether Contingent Interest must be paid.

(c) The Company shall be responsible for calculating the amounts of Contingent Interest, if any, accrued on the Securities. The Company shall make any such calculations using the Trading Price provided by the Bid Solicitation Agent. The Bid Solicitation Agent shall be entitled in its sole discretion to consult with the Company and to request the assistance of the Company in connection with the Bid Solicitation Agent’s duties pursuant to this Article 11, and the Company agrees, if requested by the Bid Solicitation Agent, to cooperate with, and provide assistance to, the Trustee in carrying out its duties under this Article 11.

Section 11.02. Payment of Contingent Interest. Payments of Contingent Interest shall be made in the same manner, at the same time, and subject to the same restrictions, including those restrictions in respect of accrued and unpaid interest on any Securities that are submitted for conversion, as payments of Interest.

Section 11.03. Contingent Interest Notification. By the first Business Day of a Contingent Interest Period for which Contingent Interest shall be payable, the Company shall disseminate a press release containing this information or publish the information on its Website or through such other public medium as it may use at that time.

ARTICLE 12

MISCELLANEOUS

Section 12.01. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

Section 12.02. Notices. Any request, demand, authorization, notice, waiver, consent or communication by the Company or the Trustee to the other is duly given if in writing and delivered in person or mailed by first-class mail, postage prepaid, addressed as follows or transmitted by facsimile transmission to the following facsimile numbers:

if to the Company:

Helix Energy Solutions Group, Inc.

400 N. Sam Houston Parkway East, Suite 400

Houston, Texas 77060

Attn: General Counsel

Facsimile: 281-618-0505

With a copy to (which copy shall be delivered as an accommodation and shall not be required to be delivered in satisfaction of any requirement hereof):

Locke Lord LLP

600 Travis Street, Suite 2800

Houston, Texas 77002

Attn:  David F. Taylor

Facsimile: (713) 223-3717

if to the Trustee:

The Bank of New York Mellon Trust Company, N.A.

2 North LaSalle Street, Suite 1020

Chicago, IL 60602

Attn: Corporate Trust Division – Corporate Finance Unit

Fax: 312-827-8542

The Company or the Trustee by notice given to the other in the manner provided above may designate additional or different addresses for subsequent notices or communications.

Any notice or communication given to a Securityholder shall be delivered to the Securityholder, in accordance with the procedures of the Registrar or by first-class mail, postage prepaid, at the Securityholder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not received by the addressee; provided, however, that no notice to the Trustee shall be deemed to be duly given unless and until the Trustee actually receives same at the address given above.

If the Company mails a notice or communication to the Securityholders, it shall mail a copy to the Trustee and each Registrar, Paying Agent, Conversion Agent or co-registrar.

The Trustee shall have the right, but shall not be required, to rely upon and comply with notices, instructions, directions or other communications sent by e-mail, facsimile and other similar unsecured electronic methods by persons believed by the Trustee to be authorized to give instructions and directions on behalf of the Company.  The Trustee shall have no duty or obligation to verify or confirm that the person who sent such instructions or directions is, in fact, a person authorized to give instructions or directions on behalf of the Company; and the Trustee shall have no liability for any losses, liabilities, costs or expenses incurred or sustained by the Company as a result of such reliance upon or compliance with such notices, instructions, directions or other communications.  The Company agrees to assume all risks arising out of the use of such electronic methods to submit notices, instructions, directions or other communications to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.  The Company shall use all reasonable endeavors to ensure that any such notices,  instructions, directions or other communications transmitted to the Trustee pursuant to this Indenture are complete and correct. Any such notices,  instructions, directions or other communications shall be conclusively deemed to be valid instructions from the Company to the Trustee for the purposes of this Indenture.

Section 12.03. Communication by Holders with Other Holders. Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities.

The Company, the Trustee, the Registrar, the Paying Agent, the Conversion Agent and anyone else shall have the protection of TIA Section 312(c).

Section 12.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

(a) an Officer’s Certificate stating that, in the opinion of the signer, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Section 12.05. Statements Required in Certificate or Opinion. Each Officer’s Certificate or Opinion of Counsel with respect to compliance with a covenant or condition provided for in this Indenture shall include:

(a) a statement that each person making such Officer’s Certificate or Opinion of Counsel has read such covenant or condition;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Officer’s Certificate or Opinion of Counsel are based;

(c) a statement that, in the opinion of each such person, he has made such examination or investigation as is necessary to enable such person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement that, in the opinion of such person, such covenant or condition has been complied with.

Section 12.06. Separability Clause. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 12.07. Rules by Trustee, Paying Agent, Conversion Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar, the Conversion Agent and the Paying Agent may make reasonable rules for their functions.

Section 12.08. Legal Holidays. A “Legal Holiday” is any day other than a Business Day. If any specified date (including a date for giving notice) is a Legal Holiday, the action shall be taken on the next succeeding day that is not a Legal Holiday, and, if the action to be taken on such date is a payment in respect of the Securities, no interest shall accrue with respect to such payment for the intervening period.

Section 12.09. Governing Law. Waiver of Trial by Jury. Submission to Jurisdiction. THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW OR ANY SUCCESSOR TO SUCH STATUTE), WITHOUT REGARD TO THE CONFLICTS OF LAW PROVISIONS THEREOF.  EACH OF THE COMPANY AND THE TRUSTEE, AND EACH HOLDER OF A SECURITY BY ITS ACCEPTANCE THEREOF, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT IT MAY HAVE TO TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. THE COMPANY IRREVOCABLY CONSENTS AND SUBMITS, FOR ITSELF AND IN RESPECT OF ANY OF ITS ASSETS OR PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF ANY COURT OF THE STATE OF NEW YORK OR ANY UNITED STATES FEDERAL COURT SITTING, IN EACH CASE, IN THE BOROUGH OF MANHATTAN, THE CITY OF NEW YORK, NEW YORK, UNITED STATES OF AMERICA, AND ANY APPELLATE COURT FROM ANY THEREOF IN ANY SUIT, ACTION OR PROCEEDING THAT MAY BE BROUGHT IN CONNECTION WITH THIS INDENTURE OR THE SECURITIES, AND WAIVES ANY IMMUNITY FROM THE JURISDICTION OF SUCH COURTS.  THE COMPANY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION TO ANY SUCH SUIT, ACTION OR PROCEEDING THAT MAY BE BROUGHT IN SUCH COURTS WHETHER ON THE GROUNDS OF VENUE, RESIDENCE OR DOMICILE OR ON THE GROUND THAT ANY SUCH SUIT, ACTION OR PROCEEDING HAS BEEN

BROUGHT IN AN INCONVENIENT FORUM.  THE COMPANY AGREES, TO THE FULLEST EXTENT THAT IT LAWFULLY MAY DO SO, THAT FINAL JUDGMENT IN ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT SHALL BE CONCLUSIVE AND BINDING UPON THE COMPANY, AND WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION TO THE ENFORCEMENT BY ANY COMPETENT COURT IN THE COMPANY’S JURISDICTION OF ORGANIZATION OF JUDGMENTS VALIDLY OBTAINED IN ANY SUCH COURT IN NEW YORK ON THE BASIS OF SUCH SUIT, ACTION OR PROCEEDING; PROVIDED, HOWEVER, THAT THE COMPANY DOES NOT WAIVE, AND THE FOREGOING PROVISIONS OF THIS SENTENCE SHALL NOT CONSTITUTE OR BE DEEMED TO CONSTITUTE A WAIVER OF, (I) ANY RIGHT TO APPEAL ANY SUCH JUDGMENT, TO SEEK ANY STAY OR OTHERWISE TO SEEK RECONSIDERATION OR REVIEW OF ANY SUCH JUDGMENT OR (II) ANY STAY OF EXECUTION OR LEVY PENDING AN APPEAL FROM, OR A SUIT, ACTION OR PROCEEDING FOR RECONSIDERATION OF, ANY SUCH JUDGMENT.

Section 12.10. No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

Section 12.11. Successors. All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

Section 12.12. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.  The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes.  Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

IN WITNESS WHEREOF, the undersigned, being duly authorized, have executed this Indenture on behalf of the respective parties hereto as of the date first above written.

HELIX ENERGY SOLUTIONS GROUP, INC.

By:  /s/ Charles McGregor
Name:   Charles McGregor
Title:      Vice President – Tax

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:  /s/ R. Tamas
Name: R. Tamas
Title:  Vice President

Signature Page to

Indenture

EXHIBIT A

[FORM OF FACE OF GLOBAL SECURITY]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS TO NOMINEES OF THE DEPOSITORY TRUST COMPANY, OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE TWO OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

FOR PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), THIS SECURITY IS BEING TREATED AS HAVING BEEN ISSUED WITH TAX ORIGINAL ISSUE DISCOUNT. IN ADDITION, THIS SECURITY IS SUBJECT TO UNITED STATES FEDERAL INCOME TAX REGULATIONS GOVERNING CONTINGENT PAYMENT DEBT INSTRUMENTS. FOR PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE CODE, THE COMPARABLE YIELD OF THIS SECURITY IS 7.50%, COMPOUNDED SEMI-ANNUALLY.

THE COMPANY AGREES TO PROVIDE PROMPTLY TO THE HOLDER OF THIS SECURITY, UPON WRITTEN REQUEST, THE ISSUE PRICE, AMOUNT OF TAX ORIGINAL ISSUE DISCOUNT, ISSUE DATE, COMPARABLE YIELD AND PROJECTED PAYMENT SCHEDULE. ANY SUCH WRITTEN REQUEST SHOULD BE SENT TO THE COMPANY AT THE FOLLOWING ADDRESS: HELIX ENERGY SOLUTIONS GROUP, INC., 400 N SAM HOUSTON PARKWAY EAST, SUITE 400, HOUSTON, TEXAS 77060, ATTENTION: GENERAL COUNSEL.

Pursuant to Section 2.14 of the Indenture, the foregoing legend is required for U.S. federal income tax purposes.

HELIX ENERGY SOLUTIONS GROUP, INC.

3.25% Convertible Senior Notes Due 2032

CUSIP: 42330P AG2 ISSUE DATE: March 12, 2012 No. R-1	Principal Amount: $200,000,000
HELIX ENERGY SOLUTIONS GROUP, INC., a Minnesota corporation, promises to pay to Cede & Co. or registered assigns, the principal amount of $200 Million Dollars, on March 15, 2032.

Interest Rate: 3.25% per year.

Interest Payment Dates: March 15 and September 15 of each year, commencing September 15, 2012.

Interest Record Date: March 1 and September 1 of each year.

Reference is hereby made to the further provisions of this Security set forth on the reverse side of this Security, which further provisions shall for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dates: March 12, 2012                                                                HELIX ENERGY SOLUTIONS GROUP, INC.

By:            /s/ Charles McGregor
Name:           Charles McGregor
Title:               Vice President - Tax

By:        /s/ Margaret C. Fitzgerald
Name:      Margaret C. Fitzgerald
Title:        Corporate Counsel and Assistant Secretary

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

as Trustee, certifies that this is one

of the Securities referred to in the

within-mentioned Indenture.

By

Authorized Signatory

Dated: March 12, 2012

FORM OF REVERSE OF GLOBAL SECURITY

3.25% Convertible Senior Notes Due 2032

This Security is one of a duly authorized issue of 3.25% Convertible Senior Notes Due 2032 (the “Securities”) of Helix Energy Solutions Group, Inc., a Minnesota corporation (including any successor corporation under the Indenture hereinafter referred to, the “Company”), issued under an Indenture, dated as of March 12, 2012 (the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”). The terms of the Security include those stated in the Indenture, those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (“TIA”), and those set forth in this Security. This Security is subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Security and the terms of the Indenture, the terms of the Indenture shall control. Capitalized terms used but not defined herein have the meanings assigned to them in the Indenture unless otherwise indicated.

1. Interest.

The Securities shall bear interest on the principal amount thereof at a rate of 3.25% per year. The Company shall pay Contingent Interest, if any, as set forth in the Indenture and in Section 3 hereof.

Interest shall be payable semi-annually in arrears on each Interest Payment Date to Holders at the close of business on the preceding Interest Record Date. Interest shall be computed on the basis of a 360-day year comprised of twelve 30 day months.

The Company shall pay Interest to the Securityholder of record on the Interest Record Date even if the Company elects to redeem or Securityholders elect to require the Company to repurchase, the Securities on a date that is after an Interest Record Date but on or prior to the corresponding Interest Payment Date. In that instance, the Company shall pay accrued and unpaid Interest on the Securities being redeemed to, but not including, the Redemption Date, the Repurchase Date or the Fundamental Change Repurchase Date, as the case may be, to the Securityholder of record on the Interest Record Date.

If the principal amount of any Security, or any accrued and unpaid Interest or Contingent Interest, if any, are not paid when due (whether upon acceleration pursuant to Section 6.02 of the Indenture, upon the date set for payment of the Redemption Price pursuant to Section 5 hereof, upon the date set for payment of the Repurchase Price or Fundamental Change Repurchase Price pursuant to Section 6 hereof, upon the Stated Maturity of the Securities, or upon the Interest Payment Dates), then in each such case the overdue amount shall, to the extent permitted by law, bear cash interest at the rate of 3.25% per annum, compounded semiannually, which interest shall accrue from the date such overdue amount was originally due to the date payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable in cash on demand but if not so demanded shall be paid quarterly to the Holders on the last day of each quarter.

2. Method of Payment.

Except as provided below, the Company will pay, in money of the United States that at the time of payment is legal tender for payment of public and private debts, all amounts due in cash with respect to the Securities, which amounts shall be paid (A) in the case this Security is a Global Security, by wire transfer of immediately available funds to the account designated by the Depositary or its nominee; (B) in the case this Security is a Certificated Security held by a Holder of more than five million dollars ($5,000,000) in aggregate principal amount of Securities, by wire transfer of immediately available funds to the account specified by such Holder or, if such Holder does not specify an account, by mailing a check to the address of such Holder set forth in the register of the Registrar; and (C) in the case this Security is a Certificated Security held by a Holder of five million dollars ($5,000,000) or less in aggregate principal amount of Securities, by mailing a check to the address of such Holder set forth in the register of the Registrar.

At Stated Maturity, the Company shall pay Interest on Certificated Securities at the Company’s office or agency maintained for that purpose, which initially shall be the office or agency of the Trustee located at 101 Barclay Street, New York, NY 10286.

Subject to the terms and conditions of the Indenture, the Company shall make payments in cash in respect of Redemption Prices, Repurchase Prices, Fundamental Change Repurchase Prices and at Stated Maturity to Holders who surrender Securities to a Paying Agent to collect such payments in respect of the Securities. The Company shall pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may make such cash payments by check payable in such money.

3. Contingent Interest

The Company shall pay Contingent Interest under the circumstances and in the amounts described in Article 11 of the Indenture. Such Contingent Interest, if any, shall be payable in the same manner, at the same time, and subject to the same restrictions, including those restrictions in respect of accrued and unpaid interest on any Securities that are submitted for conversion, as payments of Interest.

4. Indenture.

The Securities are general unsecured obligations of the Company limited to $200,000,000 aggregate principal amount. The Company may, without the consent of the Holders, reopen this Indenture and issue additional Securities with the same terms and with the same CUSIP number as the Securities in an unlimited aggregate principal amount, provided that no such additional Securities may be issued unless they are fungible for United States Federal income tax purposes and the additional Securities are issued within 13 days of the first issuance of Securities hereunder. The Securities and any such additional Securities would be treated as a single class for all purposes under this Indenture and would vote together as one class on all matters with respect to the Securities.

The Indenture does not limit other indebtedness of the Company, secured or unsecured.

5. Redemption at the Option of the Company.

No sinking fund is provided for the Securities. The Securities are redeemable for cash at the option of the Company, in whole or in part, at any time or from time to time on or after March 20, 2018  upon not less than 30 nor more than 60 days’ notice by mail for a redemption price (the “Redemption Price”) equal to the principal amount of those Securities plus accrued and unpaid Interest, and accrued and unpaid Contingent Interest, if any, on those Securities up to, but not including, the Redemption Date.

In no event shall any Security be redeemable before March 20, 2018.

6. Purchase By the Company at the Option of the Holder.

Subject to the terms and conditions of the Indenture, the Company shall become obligated to repurchase, at the option of the Holder, all or any portion of the Securities held by such Holder on March 20, 2018, March 15, 2022 and March 15, 2027 in integral multiples of $1,000 at a Repurchase Price equal to 100% of the principal amount of those Securities plus accrued and unpaid Interest and accrued and unpaid Contingent Interest, if any, on those Securities up to, but not including, the Repurchase Date. To exercise such right, a Holder shall deliver to the Paying Agent a Repurchase Notice containing the information set forth in the Indenture, at any time from the opening of business on the date that is 20 Business Days prior to such Repurchase Date until the close of business on the Repurchase Date, and shall deliver the Securities to the Paying Agent as set forth in the Indenture.

At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to repurchase the Securities held by such Holder after the occurrence of a Fundamental Change for a Fundamental Change Repurchase Price equal to the principal amount of those Securities plus accrued and unpaid Interest and accrued and unpaid Contingent Interest, if any, on those Securities up to, but not including, the Fundamental Change Repurchase Date.

Holders have the right to withdraw any Repurchase Notice or Fundamental Change Repurchase Notice, as the case may be, by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

If cash sufficient to pay the Repurchase Price or Fundamental Change Repurchase Price, as the case may be, of all Securities or portions thereof to be purchased as of the Repurchase Date or the Fundamental Change Repurchase Date, as the case may be, is deposited with the Paying Agent, Interest and Contingent Interest, if any, shall cease to accrue on such Securities (or portions thereof) on and following such Repurchase Date or Fundamental Change Repurchase Date, and the Holder thereof shall have no other rights as such other than the right to receive the Repurchase Price or Fundamental Change Repurchase Price upon surrender of such Security.

7. Notice of Redemption.

Notice of redemption pursuant to Section 5 of this Security shall be mailed at least 30 days before the Redemption Date to each Holder of Securities to be redeemed at the Holder’s registered address. If money sufficient to pay the Redemption Price of all Securities (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent prior to or on the Redemption Date, immediately on and after such Redemption Date Interest and Contingent Interest, if any, shall cease to accrue on such Securities or portions thereof. Securities in denominations larger than $1,000 principal amount may be redeemed in part but only in integral multiples of $1,000 of principal amount.

8. Conversion.

Upon the occurrence of certain events and during certain periods, the Securities shall be convertible into cash, shares of Common Stock, or a combination thereof in accordance with Article 10 of the Indenture.  To convert a Security, a Holder must satisfy the requirements of Section 10.02(a) of the Indenture.  A Holder may convert a portion of a Security if the portion is $1,000 principal amount or an integral multiple of $1,000 principal amount.

Notwithstanding anything herein to the contrary, no Security may be converted after the close of business on the Business Day immediately preceding the Maturity Date.

Upon conversion of a Security, the Holder thereof shall be entitled to receive the cash, shares of Common Stock, or a combination thereof, payable upon conversion in accordance with Article 10 of the Indenture.

The initial Conversion Rate is 39.9752 shares of Common Stock per $1,000 principal amount of Securities (which results in an effective initial Conversion Price of approximately $25.02 per share) subject to adjustment in the event of certain circumstances as specified in the Indenture.  The Company will deliver cash in lieu of any fractional share.

The Conversion Rate applicable to each Security that is surrendered for conversion, in accordance with the Securities and Article 10 of the Indenture, at any time during the Make-Whole Conversion Period with respect to a Make-Whole Fundamental Change shall be increased to an amount equal to the Conversion Rate that would, but for Section 10.15 of the Indenture, otherwise apply to such Security pursuant to Article 10 of the Indenture, plus an amount equal to the Make-Whole Applicable Increase.

9. Paying Agent, Conversion Agent and Registrar.

Initially, the Trustee shall act as Paying Agent, Conversion Agent and Registrar. The Company may appoint and change any Paying Agent, Conversion Agent or Registrar without notice, other than notice to the Trustee. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Conversion Agent or Registrar.

10. Denominations; Transfer; Exchange.

The Securities are in fully registered form, without coupons, in denominations of $1,000 of principal amount and integral multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) for a period of 15 days before the mailing of a notice of redemption of Securities to be redeemed or any Securities in respect of which a Repurchase Notice or Fundamental Change Repurchase Notice has been given and not withdrawn (except, in the case of a Security to be purchased in part, the portion of the Security not to be purchased).

11. Persons Deemed Owners.

The registered Holder of this Security may be treated as the owner of this Security for all purposes.

12. Unclaimed Money or Securities.

The Trustee and the Paying Agent shall return to the Company upon written request any money or securities held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years, subject to applicable abandoned property law. After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

13. Amendment; Waiver.

Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Securities and (ii) certain Events of Defaults may be waived with the written consent of the Holders of a majority in aggregate principal amount of the outstanding Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company and the Trustee may amend the Indenture or the Securities (i) to add guarantees with respect to the Securities, (ii) to remove any guarantee added to the Securities pursuant to clause (i), unless such guarantee is required pursuant to Section 5.01(a) of the Indenture, (iii) to add to the covenants of the Company for the benefit of the Holders of Securities, (iv) to surrender any right or power conferred upon the Company in the Indenture, (v) to provide for conversion rights of Holders of Securities if any reclassification or change of the Company’s

Common Stock or any consolidation, merger or sale of all or substantially all of the Company’s assets occurs, (vii) to provide for the assumption by a Successor Person of the Company’s obligations to the Holders of Securities in the case of a merger, consolidation, conveyance, transfer or lease pursuant to Article 5 of the Indenture, (viii) to provide for uncertificated Securities in addition to or in place of Certificated Securities; provided, however, that uncertificated Securities are issued in registered form for U.S. Federal income tax purposes, (ix) to change the Conversion Rate in accordance with the Indenture; provided, however, that any increase in the Conversion Rate other than pursuant to Article 10 shall not adversely affect the interests of the Holders of Securities (after taking into account U.S. federal income tax and other consequences of such increase), (x) to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA, (xi)  to cure any ambiguity or to correct or supplement any provision in the Indenture which may be inconsistent with any other provision in the Indenture or which is otherwise defective; provided, however, that any such change or modification does not, in the good faith opinion of the Board of Directors of the Company (as evidenced by a Board Resolution) and the Trustee, adversely affect the interests of the Holders of Securities in any material respect, (xii) to add or modify any other provisions of the Indenture with respect to matters or questions arising under the Indenture which the Company and the Trustee may deem necessary or desirable and which, in the good faith opinion of the Board of Directors of the Company (as evidenced by a Board Resolution) and the Trustee, shall not adversely affect the interests of the Holders of Securities in any material respect, (xiii) to establish the form of Securities if issued in definitive form and (xiv) to evidence and provide for the acceptance of the appointment under the Indenture of a successor Trustee.

14. Defaults and Remedies.

If any Event of Default with respect to Securities shall occur and be continuing, the principal amount of the Securities and any accrued and unpaid Interest and accrued and unpaid Contingent Interest, if any, on all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

15. Trustee Dealings with the Company.

Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

16. Calculations in Respect of Securities.

The Company or its agents shall be responsible for making all calculations called for under the Securities including, but not limited to, determination of the market prices for the Securities and of the Common Stock, the Conversion of the Securities, and the amounts of Contingent Interest, if any, accrued on the Securities. Any calculations made in good faith and without manifest error shall be final and binding on Holders of the Securities. The Company or its agents shall be required to deliver to each of the Trustee and the Conversion Agent a schedule of its calculations and each of the Trustee and Conversion Agent shall be entitled to conclusively rely upon the accuracy of such calculations without independent verification.

17. U.S. Federal Income Tax Treatment.

For purposes of Sections 1272, 1273 and 1275 of the Code, this Security is being treated as having been issued with Tax Original Issue Discount. In addition, this Security is subject to the Treasury regulations governing contingent payment debt instruments. For purposes of Sections 1272, 1273 and 1275 of the Code, the comparable yield of this Security is 7.50%, compounded semi-annually.

The Company and each Holder, by acquiring a beneficial interest in a Security, agree (i) to treat the Security as indebtedness for U.S. federal income tax purposes that is subject to the Treasury regulations governing contingent payment debt instruments (the “contingent debt regulations”), (ii) that each Holder shall be bound by the Company’s application of the contingent debt regulations to the Security, including the Company’s determination of the “comparable yield” and “projected payment schedule” within the meaning of the contingent debt regulations, and (iii) that the Company and each Holder will not take any position on any U.S. federal income tax return that is inconsistent with (i) or (ii), unless required by applicable law. The Company agrees to provide promptly to the Holder of this Security, upon written request, the issue price, amount of Tax Original Issue Discount, issue date, comparable yield and projected payment schedule. Any such written request should be sent to the Company at the following address: Helix Energy Solutions Group, Inc., 400 N. Sam Houston Parkway East, Suite 400, Houston, TX 77060, Attention: General Counsel.

18. No Recourse Against Others.

     A director, officer, employee or shareholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

19. Authentication.

This Security shall not be valid until an authorize signatory of the Trustee manually signs the Trustee’s Certificate of Authentication on the other side of this Security.

20. Abbreviations.

Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

21. Governing Law.

THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THE INDENTURE AND THIS SECURITY (INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW OR ANY SUCCESSOR TO SUCH STATUTE), WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS RULES THEREOF.

22. Copy of Indenture.

The Company shall furnish to any Securityholder upon written request and without charge a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:

Helix Energy Solutions Group, Inc.

400 N. Sam Houston Parkway East

Suite 400, Houston, TX 77060

Attn: General Counsel

Facsimile No.: 281-618-0505

Assignment Form	Conversion Notice
To assign this Security, fill in the form below:	To convert this Security, check the box o

I or we assign and transfer this Security to
_________________________________
_____________________
(Insert assignee’s soc. sec. or tax ID no.)

_________________________________
_________________________________
_________________________________
(Print or type assignee’s name, address and zip code)

and irrevocably appoint

________ agent to transfer this Security on the books of the Company.  The agent may substitute another to act for him.

To convert only part of this Security, state the principal amount to be converted (which must be $1,000 or an integral multiple of $1,000):

If you want the stock certificate made out in another person’s name fill in the form below:

_________________________________________
_________________________________________
(Insert the other person’s soc. sec. tax ID no.)

_________________________________________
_________________________________________

_________________________________________
_________________________________________
(Print or type other person’s name, address and zip code)

Date:                      Your Signature:

(Sign exactly as your name appears on the other side of this Security)

Signature Guaranteed

Participant in a Recognized Signature

Guarantee Medallion Program

By:

     Authorized Signatory

SCHEDULE OF INCREASES AND DECREASES

OF GLOBAL SECURITY

Initial Principal Amount of Global Security: 200 Million Dollars ($200,000,000).

Date	Amount of Increase in Principal Amount of Global Security	Amount of Decrease in Principal Amount of Global Security	Principal Amount of Global Security After Increase or Decrease	Notation by Registrar or Security Custodian

EXHIBIT B

[FORM OF FACE OF CERTIFICATED SECURITY]

FOR PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), THIS SECURITY IS BEING TREATED AS HAVING BEEN ISSUED WITH TAX ORIGINAL ISSUE DISCOUNT. IN ADDITION, THIS SECURITY IS SUBJECT TO UNITED STATES FEDERAL INCOME TAX REGULATIONS GOVERNING CONTINGENT PAYMENT DEBT INSTRUMENTS. FOR PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE CODE, THE COMPARABLE YIELD OF THIS SECURITY IS 7.50%, COMPOUNDED SEMI-ANNUALLY.

THE COMPANY AGREES TO PROVIDE PROMPTLY TO THE HOLDER OF THIS SECURITY, UPON WRITTEN REQUEST, THE ISSUE PRICE, AMOUNT OF TAX ORIGINAL ISSUE DISCOUNT, ISSUE DATE, COMPARABLE YIELD AND PROJECTED PAYMENT SCHEDULE. ANY SUCH WRITTEN REQUEST SHOULD BE SENT TO THE COMPANY AT THE FOLLOWING ADDRESS: HELIX ENERGY SOLUTIONS GROUP, INC., 400 N. SAM HOUSTON PARKWAY EAST, SUITE 400, HOUSTON, TX 77060, ATTENTION: GENERAL COUNSEL.

Pursuant to Section 2.14 of the Indenture, the foregoing legend is required for U.S. federal income tax purposes.

[Missing Graphic Reference]

HELIX ENERGY SOLUTIONS GROUP, INC.

3.25% Convertible Senior Notes Due 2032

CUSIP: 42330P AG2
ISSUE DATE: March 12, 2012	Principal Amount: $[ ]
No. R-1
HELIX ENERGY SOLUTIONS GROUP, INC., a Minnesota corporation, promises to pay to                      or registered assigns, the principal amount of                                         , on March 15, 2032.

Interest Rate: 3.25% per year.

Interest Payment Dates: March 15 and September 15 of each year, commencing September 15, 2012.

Interest Record Date: March 1 and September 1 of each year.

Reference is hereby made to the further provisions of this Security set forth on the reverse side of this Security, which further provisions shall for all purposes have the same effect as if set forth at this place.

[Missing Graphic Reference]

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dates:  March 12, 2012                                                                HELIX ENERGY SOLUTIONS GROUP, INC.

By:
Name:
Title:

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

as Trustee, certifies that this is one

of the Securities referred to in the

within-mentioned Indenture.

By

Authorized Signatory

Dated: March 12, 2012

[FORM OF REVERSE OF CERTIFICATED SECURITY IS IDENTICAL TO

EXHIBIT A]

EXHIBIT C

HELIX ENERGY SOLUTIONS GROUP, INC.

NOTICE OF REDEMPTION

[DATE]

Cusip Number: 42330P AG2*

To the Holders of the 3.25% Convertible Senior Notes Due 2032

issued by Helix Energy Solutions Group, Inc.:

Helix Energy Solutions Group, Inc. (the “Issuer”) by this written notice hereby exercises, pursuant to Section 3.01 of that certain Indenture (the “Indenture”), dated as of March 12, 2012, between the Issuer and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Trustee”) its right to redeem $[___] of its 3.25% Convertible Senior Notes Due 2032 (the “Securities”). All capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Indenture.

Notice is hereby given pursuant to Section 3.03 of the Indenture of the following:

1. Redemption Date: [_______ _, ____]

2. Redemption Price: $[______]

3. Conversion Rate: Each $1,000 principal amount of the Securities is convertible at your option into [insert number of shares] shares of the Issuer’s common stock, no par value (the “Common Stock”), subject to adjustment, during the period described below.

4. In order to receive payment of the [Redemption/Repurchase/Fundamental Change Repurchase] Price or the Conversion Price, as applicable, the Securities must be surrendered to the Paying Agent or the Conversion Agent, as applicable, at the appropriate address set forth below, by such method as you deem appropriate.  If you mail your Securities, we recommend that for your own protection you may want to use registered mail, return receipt requested.

By First Class/Registered/Certified Mail	By Express/Overnight Delivery	By Hand or In Person
The Bank of New York Mellon Trust Company, N.A. [_______________ _______________ Attn: ____________]	The Bank of New York Mellon Trust Company, N.A. [_______________ _______________ Attn: ____________]	The Bank of New York Mellon Trust Company, N.A. [_______________ _______________ Attn: ____________]
.

5. The Securities called for redemption may be converted at your option at any time from the date of this Notice of Redemption until 5:00 p.m. on the Business Day immediately prior to the Redemption Date set forth above.

6. The Securities called for redemption and not converted at your election prior to 5:00 p.m. on the Business Day immediately prior to Redemption Date set forth above shall be redeemed on the Business Day immediately following such Redemption Date.

7. If you elect to convert your Securities, you must satisfy the requirements for conversion set forth in your Securities.

8. In order for you to collect the Redemption Price, the Securities called for redemption must be surrendered by you by (i) effecting book entry transfer of the Securities or (ii) delivering Certificated Securities, together with necessary endorsements, as the case may be to the appropriate address set forth below, by such method as you deem appropriate.  If you mail your Securities, we recommend that for your own protection you may want to use registered mail, return receipt requested.

By First Class/Registered/Certified Mail	By Express/Overnight Delivery	By Hand or In Person
The Bank of New York Mellon Trust Company, N.A. [_______________ _______________ Attn: ____________]	The Bank of New York Mellon Trust Company, N.A. [_______________ _______________ Attn: ____________]	The Bank of New York Mellon Trust Company, N.A. [_______________ _______________ Attn: ____________]

9. [The Securities bearing the following Certificate Number(s) in the principal amount set forth below opposite such Certificate Number(s) are being redeemed:

Certificate Number(s)	Principal Amount]
10. Unless the Company defaults in making the payment of the Redemption Price owed to you, Interest and Contingent Interest, if any, on your Securities called for redemption shall cease to accrue on and after the Redemption Date.

* The CUSIP numbers have been assigned to this issue by Standard & Poor’s Corporation and are included solely for the convenience of the holders of the Securities.  Neither the Issuer nor the Trustee is responsible for the selection or use of the CUSIP number and no representation is hereby made regarding the correctness or accuracy of CUSIP number on the Securities.

PLEASE TAKE FURTHER NOTICE that, all payments of the [Redemption/Repurchase/Fundamental Change Repurchase] Price or Conversion Price, as applicable, in respect of the Securities shall be payable only to the extent that the requisite funds have actually been received or are being held by the Trustee in respect of the Securities, and the Trustee shall have no obligation to make any such payments to a holder of any Security except in respect of such funds.

Any questions regarding the foregoing may be directed to the Issuer, at:

Helix Energy Solutions Group, Inc.
400 North Sam Houston Parkway East, Suite 400
Houston, Texas 77060
Attention: General Counsel

                                     HELIX ENERGY SOLUTIONS GROUP, INC.

IMPORTANT TAX INFORMATION

Under current United States federal income tax law, an agent making payments on the Securities may be obligated to withhold payments to a holder of such Securities.  Holders of Securities who are United States persons as defined in the Internal Revenue Code of 1986, as amended, who wish to avoid the application of these provisions should submit a completed IRS Form W-9 when presenting the Securities for payment.  Holders of Securities who are not United States persons should submit an appropriate IRS Form W-8.

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EXHIBIT D

HELIX ENERGY SOLUTIONS GROUP, INC.

NOTICE OF REPURCHASE

[DATE]

Cusip Number: 42330P AG2*

To the Beneficial Owners of the 3.25% Convertible Senior Notes Due 2032

(the “Securities”) issued by Helix Energy Solutions Group, Inc.:

Helix Energy Solutions Group, Inc. (the “Issuer”) by this written notice hereby notifies you, pursuant to Section 3.07 of that certain Indenture (the “Indenture”), dated as of March 12, 2012, between the Issuer and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Trustee”) that you may request that the Issuer repurchase your Securities by delivery of a Repurchase Notice. Included herewith is the form of Repurchase Notice to be completed by you if you wish to have your Securities repurchased by the Issuer. All capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Indenture.

1. Repurchase Date: 

2. Repurchase Price: 

3. Conversion Rate: To the extent described in Item 5 below, each $1,000 principal amount of the Securities is convertible into [insert number of shares] shares of the Issuer’s common stock, no par value (the “Common Stock”), subject to adjustment.

4. In order to receive payment of the [Redemption/Repurchase/Fundamental Change Repurchase] Price or the Conversion Price, as applicable, the Securities must be surrendered to the Paying Agent or the Conversion Agent, as applicable, at the appropriate address set forth below, by such method as you deem appropriate.  If you mail your Securities, we recommend that for your own protection you may want to use registered mail, return receipt requested.

By First Class/Registered/Certified Mail	By Express/Overnight Delivery	By Hand or In Person
The Bank of New York Mellon Trust Company, N.A. [_______________ _______________ Attn: ____________]	The Bank of New York Mellon Trust Company, N.A. [_______________ _______________ Attn: ____________]	The Bank of New York Mellon Trust Company, N.A. [_______________ _______________ Attn: ____________]

5. The Securities as to which you have delivered a Repurchase Notice to the Paying Agent may be converted if they are otherwise convertible pursuant to Article 10 of the Indenture and the terms of the Securities only if you withdraw such Repurchase Notice pursuant to the terms of the Indenture. You may be entitled to have your Securities converted into a combination of cash and shares of the Issuer’s common stock:

(i) during any fiscal quarter commencing after March 31, 2012 (and only during such quarter, if the Closing Sale Price of the Common Stock for at least 20 Trading Days in the 30 Trading Day period ending on the last Trading Day of the preceding fiscal quarter was 130% or more of the Conversion Price  on such Trading Day;

(ii) if the Issuer has called the Securities for redemption; or

(iii) upon the occurrence of certain specified corporate transactions described in the Indenture.

6. In order for you to collect the Repurchase Price, the Securities as to which you have delivered a Repurchase Notice must be surrendered by you by (i) effecting book entry transfer of the Securities or (ii) delivering Certificated Securities, together with necessary endorsements, as the case may be to:

By First Class/Registered/Certified Mail	By Express/Overnight Delivery	By Hand or In Person
The Bank of New York Mellon Trust Company, N.A. [_______________ _______________ Attn: ____________]	The Bank of New York Mellon Trust Company, N.A. [_______________ _______________ Attn: ____________]	The Bank of New York Mellon Trust Company, N.A. [_______________ _______________ Attn: ____________]

7. The Repurchase Price for the Securities as to which you have delivered a Repurchase Notice and not withdrawn such Repurchase Notice shall be paid promptly following the later of the Business Day immediately following such Repurchase Date and the date you deliver such Securities to The Bank of New York Mellon Trust Company, N.A.

8. In order to exercise your option to have the Issuer repurchase your Securities, you must deliver the Repurchase Notice attached hereto, duly completed by you with the information required by such Repurchase Notice and deliver such Repurchase Notice to the Paying Agent at any time from 9:00 a.m. on [insert day that is 20 Business Days prior to Repurchase Date] until 5:00 p.m. on the [insert the Repurchase Date].

9. In order to withdraw any Repurchase Notice previously delivered by you to the Paying Agent, you must deliver to the Paying Agent, by 5:00 p.m. on [insert the Repurchase Date], a written notice of withdrawal specifying (i) the certificate number, if any, of the Securities in respect of which such notice of withdrawal is being submitted, (ii) the principal amount of the Securities in respect of which such notice of withdrawal is being submitted, and (iii) if you are not withdrawing your Repurchase Notice for all of your Securities, the principal amount of the Securities which still remain subject to the original Repurchase Notice.

10. Unless the Issuer defaults in making the payment of the Repurchase Price owed to you, Interest and Contingent Interest, if any, on your Securities as to which you have delivered a Repurchase Notice shall cease to accrue on and after the Repurchase Date.

* The CUSIP numbers have been assigned to this issue by Standard & Poor’s Corporation and are included solely for the convenience of the holders of the Securities.  Neither the Issuer nor the Trustee is responsible for the selection or use of the CUSIP number and no representation is hereby made regarding the correctness or accuracy of CUSIP number on the Securities.

PLEASE TAKE FURTHER NOTICE that, all payments of the [Redemption/Repurchase/Fundamental Change Repurchase] Price or Conversion Price, as applicable, in respect of the Securities shall be payable only to the extent that the requisite funds have actually been received or are being held by the Trustee in respect of the Securities, and the Trustee shall have no obligation to make any such payments to a holder of any Security except in respect of such funds.

Any questions regarding the foregoing may be directed to the Issuer, at:

Helix Energy Solutions Group, Inc.
400 North Sam Houston Parkway East, Suite 400
Houston, Texas 77060
Attention: General Counsel

                                           HELIX ENERGY SOLUTIONS GROUP, INC.

IMPORTANT TAX INFORMATION

Under current United States federal income tax law, an agent making payments on the Securities may be obligated to withhold payments to a holder of such Securities.  Holders of Securities who are United States persons as defined in the Internal Revenue Code of 1986, as amended, who wish to avoid the application of these provisions should submit a completed IRS Form W-9 when presenting the Securities for payment.  Holders of Securities who are not United States persons should submit an appropriate IRS Form W-8.

FORM OF REPURCHASE NOTICE

To: [Name of Paying Agent]

The undersigned registered owner of this Security hereby acknowledges receipt of a notice from Helix Energy Solutions Group, Inc. (the “Issuer”) pursuant to Section 3.07 of that certain Indenture (the “Indenture”), dated as of March 12, 2012, between the Issuer and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Trustee”), and requests and instructs the Issuer to purchase the entire principal amount of this Security, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in accordance with the terms of the Security and the Indenture at the Repurchase Price, together with accrued and unpaid interest (including Contingent Interest, if any), to, but not including, the Repurchase Date, to the registered Holder hereof.

Date:
Signature (s)

Signatures must be guaranteed by a qualified guarantor institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.

Signature Guaranty

Principal amount to be redeemed (in an integral Multiple of $1,000, if less than all):

Certificate number (if applicable):

NOTICE:  The signature to the foregoing election must correspond to the name as written upon the face of this Security in every particular, without any alteration or change whatsoever.

EXHIBIT E

HELIX ENERGY SOLUTIONS GROUP, INC.

NOTICE OF OCCURRENCE

OF FUNDAMENTAL CHANGE

[DATE]

Cusip Number: 42330P AG2*

To the Holders of the 3.25% Convertible Senior Notes Due 2032

(the “Securities”) issued by Helix Energy Solutions Group, Inc.:

Helix Energy Solutions Group, Inc. (the “Issuer”) by this written notice hereby notifies you, pursuant to Section 3.08 of that certain Indenture (the “Indenture”), dated as of March 12, 2012, between the Issuer and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Trustee”) that a Fundamental Change (as such term and other capitalized terms used herein and not otherwise defined herein is defined in the Indenture) as described below has occurred. Included herewith is the form of Fundamental Change Repurchase Notice to be completed by you if you wish to have your Securities repurchased by the Issuer.

1. Fundamental Change: [Insert brief description of the Fundamental Change and the date of the occurrence thereof].

2. Date by which Fundamental Change Repurchase Notice must be delivered by you to Paying Agent in order to have your Securities repurchased:

3. Fundamental Change Repurchase Date:

4. Fundamental Change Repurchase Price:

5. Paying Agent and Conversion Agent:

6. Conversion Rate: To the extent described in Item 7 below, each $1,000 principal amount of the Securities is convertible into [insert number of shares] shares of the Issuer’s common stock, no par value (the “Common Stock”), subject to adjustment.

7. The Securities as to which you have delivered a Fundamental Change Repurchase Notice to the Paying Agent may be converted if they are otherwise convertible pursuant to Article 10 of the Indenture and the terms of the Securities only if you withdraw such Fundamental Change Repurchase Notice pursuant to the terms of the Indenture. You may be entitled to have your Securities converted into shares of the Common Stock (or, at the option of the Issuer, cash or a combination of cash and shares of the Common Stock):

(i) during any fiscal quarter commencing after March 31, 2012 (and only during such fiscal quarter), if the Closing Sale Price of the Common Stock for at least 20 Trading Days in the 30 Trading Day period ending on the last Trading Day of the preceding fiscal quarter was 130% or more of the Conversion Price on such last Trading Day;

(ii) if the Issuer has called the Securities for redemption; or

(iii) upon the occurrence of certain specified corporate transactions described in the Indenture.

8. In order for you to collect the Fundamental Change Repurchase Price, the Securities as to which you have delivered a Fundamental Change Repurchase Notice must be surrendered by you by (i) effecting book entry transfer of the Securities or (ii) delivering Certificated Securities, together with necessary endorsements, as the case may be to the appropriate address set forth below, by such method as you deem appropriate.  If you mail your Securities, we recommend that for your own protection you may want to use registered mail, return receipt requested.

By First Class/Registered/Certified Mail	By Express/Overnight Delivery	By Hand or In Person
The Bank of New York Mellon Trust Company, N.A. [_______________ _______________ Attn: ____________]	The Bank of New York Mellon Trust Company, N.A. [_______________ _______________ Attn: ____________]	The Bank of New York Mellon Trust Company, N.A. [_______________ _______________ Attn: ____________]

9. The Fundamental Change Repurchase Price for the Securities as to which you have delivered a Fundamental Change Repurchase Notice and not withdrawn such Notice shall be paid promptly following the later of the Business Day immediately following such Fundamental Change Repurchase Date and the date you deliver such Securities to The Bank of New York Mellon Trust Company, N.A.

10. In order to have the Issuer repurchase your Securities, you must deliver the Fundamental Change Repurchase Notice attached hereto, duly completed by you with the information required by such Fundamental Change Repurchase Notice and deliver such Fundamental Change Repurchase Notice to the Paying Agent at any time from 9:00 a.m. on the date of the occurrence of the Change of Control until 5:00 p.m. on the Fundamental Change Repurchase Date.

11. In order to withdraw any Fundamental Change Repurchase Notice previously delivered by you to the Paying Agent, you must deliver to the Paying Agent, by 5:00 p.m. on the Fundamental Change Repurchase Date, a written notice of withdrawal specifying (i) the certificate number, if any, of the Securities in respect of which such notice of withdrawal is being submitted, (ii) the principal amount of the Securities in respect of which such notice of withdrawal is being submitted, and (iii) if you are not withdrawing your Fundamental Change Repurchase Notice for all of your Securities, the principal amount of the Securities which still remain subject to the original Fundamental Change Repurchase Notice.

12. Unless the Issuer defaults in making the payment of the Fundamental Change Repurchase Price owed to you, Interest and Contingent Interest, if any, on your Securities as to which you have delivered a Fundamental Change Repurchase Notice shall cease to accrue on and after the Fundamental Change Repurchase Date.

* The CUSIP numbers have been assigned to this issue by Standard & Poor’s Corporation and are included solely for the convenience of the holders of the Securities.  Neither the Issuer nor the Trustee is responsible for the selection or use of the CUSIP number and no representation is hereby made regarding the correctness or accuracy of CUSIP number on the Securities.

PLEASE TAKE FURTHER NOTICE that, all payments of the [Redemption/Repurchase/Fundamental Change Repurchase] Price or Conversion Price, as applicable, in respect of the Securities shall be payable only to the extent that the requisite funds have actually been received or are being held by the Trustee in respect of the Securities, and the Trustee shall have no obligation to make any such payments to a holder of any Security except in respect of such funds.

Any questions regarding the foregoing may be directed to the Issuer, at:

Helix Energy Solutions Group, Inc.
400 North Sam Houston Parkway East, Suite 400
Houston, Texas 77060
Attention: General Counsel

HELIX ENERGY SOLUTIONS GROUP, INC.

IMPORTANT TAX INFORMATION

Under current United States federal income tax law, an agent making payments on the Securities may be obligated to withhold payments to a holder of such Securities.  Holders of Securities who are United States persons as defined in the Internal Revenue Code of 1986, as amended, who wish to avoid the application of these provisions should submit a completed IRS Form W-9 when presenting the Securities for payment.  Holders of Securities who are not United States persons should submit an appropriate IRS Form W-8.

FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE

To: [Name of Paying Agent]

The undersigned registered owner of this Security hereby acknowledges receipt of a notice from Helix Energy Solutions Group, Inc. (the “Issuer”) pursuant to Section 3.08 of that certain Indenture (the “Indenture”), dated as of March 12, 2012, between the Issuer and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Trustee”), and requests and instructs the Issuer to purchase the entire principal amount of this Security, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in accordance with the terms of the Security and the Indenture at the Fundamental Change Repurchase Price, together with accrued and unpaid interest (including Contingent Interest, if any), to, but not including, the Fundamental Change Repurchase Date, to the registered Holder hereof.

Date:
Signature (s)

Signatures must be guaranteed by a qualified guarantor institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.

Signature Guaranty

Principal amount to be redeemed (in an integral Multiple of $1,000, if less than all):

Certificate number (if applicable):

NOTICE:  The signature to the foregoing election must correspond to the name as written upon the face of this Security in every particular, without any alteration or change whatsoever.

EXHIBIT F

CONVERSION NOTICE

To convert this Security in accordance with the Indenture, check the box:

To convert only part of this Security, state the principal amount to be converted (must be in multiples of $1,000):
$__________________
If you want the stock certificate representing the Common Stock, if any, issuable upon conversion made out in another person’s name, fill in the form below:

(Insert other person’s soc. sec. or tax I.D. no.)

(Print or type other person’s name, address and zip code)

______________________________________________________________________________

Date:______________    Signature(s):

(Sign exactly as your name(s) appear(s) on the other side of this Security)

Signature(s) guaranteed by:
(All signatures must be guaranteed by a guarantor institution participating in the Securities Transfer Agents Medallion Program or in such other guarantee program acceptable to the Trustee.)

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